                                                                    EXHIBIT 99.7

                                                                  EXECUTION COPY

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                                CREDIT AGREEMENT


                                   DATED AS OF
                                NOVEMBER 2, 1999

                                      AMONG

                       SERVICE CORPORATION INTERNATIONAL,
                                 AS THE COMPANY,


                            THE LENDERS PARTY HERETO,


                            THE CHASE MANHATTAN BANK,
                          AS THE ADMINISTRATIVE AGENT,

                   MORGAN GUARANTY TRUST COMPANY OF NEW YORK,
                            AS THE SYNDICATION AGENT,

                                       AND

                     BANK OF AMERICA, NATIONAL ASSOCIATION,

                                 CITIBANK, N.A.,
                                       AND
                         CREDIT LYONNAIS NEW YORK BRANCH
                             AS THE MANAGING AGENTS


                              CHASE SECURITIES INC.
                     AS THE SOLE BOOK MANAGER/LEAD ARRANGER


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                                                            Amended and Restated
                                                                Credit Agreement

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                               TABLE OF CONTENTS


ARTICLE I             DEFINITIONS, ACCOUNTING TERMS AND CONSTRUCTION..............................................1
     SECTION  1.01.   Certain Defined Terms.......................................................................1
     SECTION  1.02.   Accounting Terms and Determinations........................................................15
     SECTION  1.03.   Interpretation.............................................................................16

ARTICLE II            THE CREDITS................................................................................17
     SECTION  2.01.   Commitments................................................................................17
     SECTION  2.02.   Loans......................................................................................18
     SECTION  2.03.   [Intentionally Omitted]....................................................................19
     SECTION  2.04.   Borrowing Procedure........................................................................19
     SECTION  2.05.   Refinancings...............................................................................19
     SECTION  2.06.   Conversion and Continuation of Borrowings..................................................20
     SECTION  2.07.   Fees.......................................................................................21
     SECTION  2.08.   Repayment of Loans.........................................................................22
     SECTION  2.09.   Interest on Loans..........................................................................22
     SECTION  2.10.   Interest on Overdue Amounts................................................................22
     SECTION  2.11.   Alternate Rate of Interest.................................................................23
     SECTION  2.12.   Termination and Reduction of Commitments...................................................23
     SECTION  2.13.   Prepayment.................................................................................24
     SECTION  2.14.   Reserve Requirements; Change in Circumstances..............................................24
     SECTION  2.15.   Change in Circumstances....................................................................27
     SECTION  2.16.   Indemnity..................................................................................28
     SECTION  2.17.   Pro Rata Treatment.........................................................................29
     SECTION  2.18.   Sharing of Setoffs.........................................................................29
     SECTION  2.19.   Payments...................................................................................30
     SECTION  2.20.   Taxes......................................................................................31
     SECTION  2.21.   Extensions of Termination Date.............................................................32

ARTICLE III           CONDITIONS OF LENDING......................................................................33
     SECTION  3.01.   Conditions Precedent to the Initial Loans to the Company...................................33
     SECTION  3.02.   Conditions Precedent to Each Borrowing.....................................................35
     SECTION  3.03.   Conditions Precedent to Conversions and Continuations......................................35

ARTICLE  IV           REPRESENTATIONS AND WARRANTIES.............................................................36
     SECTION  4.01.   Organization and Qualification.............................................................36
     SECTION  4.02.   Authorization, Validity, Etc...............................................................36
     SECTION  4.03.   Governmental Consents, Etc.................................................................36
     SECTION  4.04.   Conflicting or Adverse Agreements or Restrictions..........................................37
     SECTION  4.05.   Title to Assets............................................................................37
     SECTION  4.06.   Actions Pending............................................................................37
     SECTION  4.07.   Financial Statements.......................................................................37

                                                            Amended and Restated
                                                                Credit Agreement
                                       -i-

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

     SECTION  4.08.   Default....................................................................................38
     SECTION  4.09.   Investment Company Act.....................................................................38
     SECTION  4.10.   Public Utility Holding Company Act.........................................................38
     SECTION  4.11.   ERISA......................................................................................38
     SECTION  4.12.   Payment of Taxes...........................................................................38
     SECTION  4.13.   Purpose of Loans...........................................................................38
     SECTION  4.14.   Patents, Etc...............................................................................39
     SECTION  4.15.   No Material Guarantees or Letters of Credit................................................39
     SECTION  4.16.   Enhancement Agreements.....................................................................39
     SECTION  4.17.   Year 2000..................................................................................39

ARTICLE  V                 COVENANTS.............................................................................40
     SECTION  5.01.   Affirmative Covenants......................................................................40
     SECTION  5.02.   Negative Covenants.........................................................................42

ARTICLE  VI                EVENTS OF DEFAULT.....................................................................47
     SECTION  6.01.   Events of Default..........................................................................47

ARTICLE  VII               THE  ADMINISTRATIVE AGENT.............................................................50
     SECTION  7.01.   Authorization and Action...................................................................50
     SECTION  7.02.   Administrative Agent's Reliance, Etc.......................................................50
     SECTION  7.03.   Administrative Agent and Affiliates; Chase and Affiliates..................................51
     SECTION  7.04.   Bank Credit Decision.......................................................................51
     SECTION  7.05.   Administrative Agent's Indemnity...........................................................52
     SECTION  7.06.   Successor Administrative Agent.............................................................52
     SECTION  7.07.   Notice of Default..........................................................................53
     SECTION  7.08.   No Duty....................................................................................53

ARTICLE VIII               MISCELLANEOUS.........................................................................53
     SECTION  8.01.   Amendments, Etc............................................................................53
     SECTION  8.02.   Notices, Etc...............................................................................54
     SECTION  8.03.   No Waiver; Remedies........................................................................55
     SECTION  8.04.   Costs, Expenses and Taxes..................................................................55
     SECTION  8.05.   Indemnity..................................................................................56
     SECTION  8.06.   Right of Setoff............................................................................56
     SECTION  8.07.   Governing Law..............................................................................57
     SECTION  8.08.   Interest...................................................................................57
     SECTION  8.09.   Survival of Representations, Warranties and Covenants......................................57
     SECTION  8.10.   Binding Effect.............................................................................58
     SECTION  8.11.   Successors and Assigns; Participations.....................................................58
     SECTION  8.12.   Confidentiality............................................................................61
     SECTION  8.13.   Separability...............................................................................61
     SECTION  8.14.   Limitation by Law..........................................................................61
     SECTION  8.15.   Independence of Covenants..................................................................61

                                                            Amended and Restated
                                                                Credit Agreement
                                      -ii-

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

     SECTION  8.16.   Judgment...................................................................................61
     SECTION  8.17.   Submission to Jurisdiction; Waiver of Immunities...........................................62
     SECTION  8.18.   Entire Agreement...........................................................................63
     SECTION  8.19.   Execution in Counterparts..................................................................63

     Annex I   -   Commitments

     Exhibit 1.01.         Administrative Questionnaire
     Exhibit 2.04.         Form of Borrowing Request
     Exhibit 8.11.         Form of Assignment and Acceptance

     Schedule 4.01         Subsidiaries
     Schedule 4.15         Assurances and Letters of Credit
     Schedule 4.16         Enhancement Agreements

                                                            Amended and Restated
                                                                Credit Agreement
                                      -iii-

                                CREDIT AGREEMENT


                  THIS CREDIT AGREEMENT dated as of November 2, 1999, among:

                  (a) SERVICE CORPORATION INTERNATIONAL, a Texas corporation (the "Company");

                  (b) the banks and other financial institutions named under the caption "Banks" on the signature pages hereof (such banks together with each other Person who becomes a Bank pursuant to Section 8.11, collectively, the "Banks"); and

                  (c) THE CHASE MANHATTAN BANK, a New York banking corporation, as administrative agent for the Banks (in such capacity together with any other Person who becomes the Administrative Agent pursuant to Section 7.06, the "Administrative Agent").


                     P R E L I M I N A R Y  S T A T E M E N T

                  A. The Company has requested that the Banks extend a credit facility to the Company in order to enable the Company to borrow on a revolving credit basis on and after the date hereof, on the terms and conditions set forth herein, a principal amount not in excess of $600,000,000. The Banks are willing to extend such credit to the Company on the terms and subject to the conditions herein set forth. Accordingly, the Company, the Banks and the Administrative Agent agree as follows:


                                    ARTICLE I
                 DEFINITIONS, ACCOUNTING TERMS AND CONSTRUCTION

                  SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "ABR Borrowing" means a Borrowing comprised of ABR Loans.

                  "ABR Loan" means any Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

                  "Acquisition" means the acquisition by the Company or any of its Subsidiaries of a business, including any assets, leases and liabilities (contingent or otherwise) related thereto, either by the purchase of stock or assets for cash or other property or by an exchange or issuance of Equity Interests (including merger) or assumption of liabilities or by a combination thereof.

                                                            Amended and Restated
                                                                Credit Agreement

                  "Administrative Agent" has the meaning specified in the introduction to this Agreement.

                  "Administrative Questionnaire" means an Administrative Questionnaire in the form of Exhibit 1.01, which each Bank shall complete and provide to the Administrative Agent and the Company.

                  "Affiliate" means, when used with respect to any Person, any other Person which controls or is controlled by or is under common control with such Person. As used in this definition, "control" means the possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or ownership interests, by contract or otherwise).

                  "Agreement" means this Credit Agreement.

                  "Agreement Currency" has the meaning specified in Section
8.16.

                  "Alternate Base Rate" means, for any date, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. "Prime Rate" means, as of a particular date, the prime rate most recently determined by the Administrative Agent at the Principal Office, automatically fluctuating upward and downward with and at the time specified in each such announcement without notice to the Company or any other Person, which prime rate may not necessarily represent the lowest or best rate actually charged to a customer. "Federal Funds Effective Rate" means, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination, made in good faith, shall create a rebuttable presumption that the same is accurate) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Creditor" has the meaning specified in Section
8.16.


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                                                                Credit Agreement
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



                  "Applicable Lending Office" means, with respect to each Bank, such Bank's Domestic Lending Office in the case of an ABR Loan and such Bank's Eurodollar Lending Office in the case of a Eurodollar Loan.

                  "Applicable Percentage" means, for any day, (a) with respect to any Eurodollar Loan, the applicable percentage set forth below under the caption "Eurodollar Spread" and (b) with respect to the Facility Fee, the applicable percentage set forth below under the caption "Facility Fee Rate", in each case determined by reference to the highest level applicable based upon the ratings by S&P and Moody's in effect on such date for the Index Debt:


                               Level 1              Level 2            Level 3          Level 4
                               -------              -------            -------          -------

Ratings                       >=BBB and           >=BBB- and          >=BB+ and         <BB+ or
(S&P/Moody's)                   >=Baa2              >=Baa3              >=Ba1             <Ba1
-------------                   ------              ------              -----             ----
Eurodollar Spread               1.00%                1.25%             1.375%             1.50%
Facility Fee Rate               0.25%                0.25%             0.375%             0.50%


For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such rating agency shall be deemed to have established a rating below BB+ or Ba1, as the case may be; (ii) if the ratings established or deemed to have been established by Moody's and S&P for the Index Debt shall fall within different levels, the Applicable Percentage shall be based on the lower of the two ratings; and (iii) if the ratings established or deemed to have been established by Moody's or S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Percentage shall apply for purposes of determining interest on the outstanding Eurodollar Loans and the Facility Fee during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Company and the Banks shall negotiate in good faith to amend this definition to reflect such changed rating system or the absence of ratings from such rating agency and, pending the effectiveness of such amendment, the Applicable Percentage shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  "Assignment and Acceptance" has the meaning specified in
Section 8.11(c).

                  "Assurance" means, as to any Person, any guaranty or other contingent liability of such Person (other than any endorsement for collection or deposit in the ordinary course of business) including, without limitation, contingent liabilities as an account party in respect of letters of credit,

                                                            Amended and Restated
                                                                Credit Agreement
                                       -3-
direct or indirect, with respect to any obligation of another Person, through an agreement or otherwise, including (a) any endorsement or discount with recourse or other undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligation and (b) any agreement
(i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligation, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in order to enable such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or non-delivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other investment in, or to otherwise provide funds to or for, such other Person in order to enable such Person to satisfy any obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition for the benefit of the holder of any such obligation. Notwithstanding the foregoing, the term "Assurance" shall not include any guaranty or other contingent liability, direct or indirect, with respect to (u) bonds, indemnity agreements and similar arrangements which are provided to assure that the Company and its Subsidiaries fully perform their obligations regarding prearranged funeral services and goods and/or construction of burial facilities, (v) obligations of a Person acquired, or of a business which has been acquired, in an Acquisition, provided that such obligations arose prior to such Acquisition and were not created, incurred or assumed in contemplation thereof, (w) obligations of a Subsidiary arising from an Acquisition, (x) any duly authorized registered guaranty of the Company of a promissory note of its Subsidiary issued or to be issued with respect to an Acquisition in accordance with an Indenture dated as of May 1, 1970, executed and delivered between the Company and Chase Bank of Texas, as Trustee, (y) Letters of Credit, or (z) obligations of the Company under the Enhancement Agreements. In no event shall any unfunded commitment extended by Provident in the ordinary course of its business of extending financing to the death care industry be considered an Assurance and the loans and advances made by Provident pursuant to any such commitment shall constitute investments and not Assurances. The amount of any Assurance shall be equal to the outstanding amount of the obligation directly or indirectly guaranteed (to the full extent of the obligation in respect of which such Assurance is given or the maximum liability in respect of such Assurance of the Person giving the same, whichever shall be less).

                  "Assured Obligation" means, as to any Person, any amount guaranteed or otherwise supported by such Person pursuant to an Assurance.

                  "Banks" has the meaning specified in the introduction to this Agreement.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States.

                  "Borrowing" means a borrowing consisting of concurrent Loans from each of the Banks pursuant to Section 2.04 distributed ratably among the Banks in accordance with their

                                                            Amended and Restated
                                                                Credit Agreement
                                       -4-
respective Commitments or resulting from a conversion or continuation of an existing Borrowing pursuant to Section 2.06.

                  "Borrowing Date" means, with respect to each Borrowing made pursuant to Section 2.03 or Section 2.04, the Business Day upon which the proceeds of such Borrowing are to be made available to the Company.

                  "Borrowing Request" has the meaning specified in Section 2.04.

                  "Business Day" means any day other than a Saturday, Sunday or legal holiday in the State of New York or Texas or other day on which banks in New York City or in Houston, Texas are required or authorized by law to close; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "Capital Lease" means, as to any Person, any lease in respect of which the obligations of such Person constitute Capitalized Lease Obligations.

                  "Capitalized Lease Obligations" means, as to any Person, all lease obligations which shall have been or should be, in accordance with GAAP, capitalized on the books of such Person.

                  "Chase" means The Chase Manhattan Bank, a New York banking corporation.

                  "Chase Bank of Texas" means Chase Bank of Texas, National Association, a national banking association.

                  "Code" means the Internal Revenue Code of 1986 and the regulations promulgated thereunder.

                  "Commitment" means, with respect to each Bank, the amount set forth beneath the name of such Bank on Annex I (or, as to any Person that becomes a Bank after the Execution Date, on the signature page of the Assignment and Acceptance executed by such Person), as such amount may be permanently terminated or reduced from time to time pursuant to Section 2.12, Section 2.14,
Section 2.15 or Section 8.11, and as such amount may be increased from time to time by assignment or assumption pursuant to Section 2.14, Section 2.15 or
Section 8.11. The Commitment of each Bank shall automatically and permanently terminate on the Maturity Date.

                  "Communications" has the meaning specified in Section 8.02.

                  "Company" has the meaning specified in the introduction to this Agreement.

                  "Company Financials" has the meaning specified in Section
4.07.

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                                                                Credit Agreement
                                       -5-

                  "Consolidated Assets" means, as to any Person, total consolidated assets (including assets subject to Capital Leases) of such Person and of its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Debt" means the Debt of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Consolidated EBITDA" means, in respect of any fiscal quarter, the sum of (a) Consolidated Net Income for such fiscal quarter and (b) the amount of all Interest Expense, taxes paid during such fiscal quarter, depreciation and amortization allowances and other non-cash expenses of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP, but in the case of clause (b) only to the extent deducted in the determination of Consolidated Net Income for such fiscal quarter.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its Subsidiaries for such period (taken as a cumulative whole), determined on a consolidated basis in accordance with GAAP and adjusted to exclude (a) net after-tax extraordinary gains or losses, (b) restructuring charges, and (c) the cumulative effect of any changes in accounting principles.

                  "Consolidated Subsidiary" means, with respect to any Person, each Subsidiary of such Person the accounts of which are or should be consolidated with the accounts of such Person in reporting the consolidated financial statements of such Person in accordance with GAAP.

                  "Debt" means, when used with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money (whether by loan or the issuance and sale of debt securities) or for the deferred purchase price of property or services (excluding, however, Letter of Credit Obligations of such Person), (b) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (c) all Capitalized Lease Obligations of such Person, (d) all obligations of such Person in respect of interest rate protection agreements, foreign currency exchange agreements or other similar agreements and arrangements (the amount of any such obligation to be the amount that would be payable upon the acceleration, termination or liquidation thereof), (e) liabilities in respect of unfunded vested benefits under Plans, and (f) all Debt of such Person referred to in clause (a), (b) (c) or (d) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise to be secured by) any Lien upon or interest in property (including accounts and general intangibles, as such terms are defined in the Uniform Commercial Code in effect in the State of New York) owned by such Person, even though such Person has not assumed or become liable for the payment of such Debt. For purposes of this Agreement, the term "Debt" shall exclude (i) Operating Lease Obligations and (ii) obligations in respect of agreements and arrangements described in clause (d) above to the extent (and only to the extent) such

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                                                                Credit Agreement
                                       -6-
agreements and arrangements are entered into to protect such Person and its Subsidiaries against interest rate and exchange rate risks related to their respective businesses, and not for speculative purposes.

                  "Default" means the occurrence of any event which with the giving of notice or the passage of time or both could become an Event of Default.

                  "Distribution" means (a) dividends or other distributions or payments on capital stock or other Equity Interests of the Company (except distributions in such stock or other Equity Interests); and (b) the redemption or acquisition of Equity Interests of the Company or of warrants, rights or other options to purchase Equity Interests of the Company (except when solely in exchange for Equity Interests of the Company) unless made, contemporaneously, from the net proceeds of a sale of Equity Interests of the Company.

                  "Dollars","dollars" and the symbol "$", without more, mean the lawful currency of the United States of America.

                  "Domestic Lending Office" means, with respect to any Bank, the office of such Bank specified as its "Domestic Lending Office" on such Bank's signature page to this Agreement or, as to any Person who becomes a Bank after the Execution Date, on the signature page of the Assignment and Acceptance executed by such Person or such other office of such Bank as such Bank may hereafter designate from time to time as its "Domestic Lending Office" by notice to the Company and the Administrative Agent.

                  "Effective Date" means the date on which the conditions to borrowing set forth in Article III are first met.

                  "Eligible Assignee" means (a) any Bank or any Affiliate of a Bank; (b) a commercial bank organized or licensed under the laws of the United States, or any state thereof, and having total assets in excess of $1,000,000,000; (c) a commercial bank organized under the laws of any other country which is a member of the OECD, or a political subdivision of any such country, and having total assets in excess of $1,000,000,000; provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) any other lender approved by the Administrative Agent and the Company (which approval shall not be unreasonably withheld).

                  "Enforcement Subsidiary" means, as to Provident, any Wholly-owned Subsidiary formed by Provident for the purpose of foreclosing or otherwise realizing upon the assets securing obligations due to Provident pursuant to investments made by Provident.


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                                                                Credit Agreement
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



                  "Enhancement Agreements" means the Support Agreements, the Inducement Agreement and all other similar agreements.

                  "Equity Interests" means, with respect to any Person, shares of the capital stock, partnership interests or other equity interests in such Person or any warrants, options or other rights to acquire any such equity interests.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder.

                  "ERISA Group" means all corporations, trades or businesses (whether or not incorporated) and other Persons which, together with the Company, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D.

                  "Eurodollar Borrowing" means a Borrowing comprised of Eurodollar Loans.

                  "Eurodollar Lending Office" means, with respect to each Bank, the branch or Affiliate of such Bank which such Bank has designated as its "Eurodollar Lending Office" on such Bank's signature page to this Agreement or, as to any Person who becomes a Bank after the Execution Date, on the signature page of the Assignment and Acceptance executed by such Person or such other office of such Bank as such Bank may hereafter designate from time to time as its "Eurodollar Lending Office" by notice to the Company and the Administrative Agent.

                  "Eurodollar Loan" means any Loan bearing interest at a rate determined by reference to the IBO Rate in accordance with the provisions of
Article II.

                  "Event of Default" means any of the events described in
Article VI.

                  "Execution Date" means the earliest date upon which all of the following shall have occurred: counterparts of this Agreement shall have been executed by the Company, each Bank and the Administrative Agent, and the Administrative Agent shall have received counterparts hereof which taken together, bear the signatures of the Company and each Bank.

                  "Existing Termination Date" has the meaning specified in
Section 2.21.

                  "Extended Termination Date" means, as at any date, the date to which the Termination Date has then most recently been extended pursuant to
Section 2.21.

                  "Facility Fees" has the meaning specified in Section 2.07(a).


                                                            Amended and Restated
                                                                Credit Agreement
                                      -8-

                  "FDIC" means the Federal Deposit Insurance Corporation (or any successor thereto).

                  "Federal Funds Effective Rate" has the meaning specified in the definition of the term Alternate Base Rate.

                  "Fee Letter" means the fee letter agreement dated October 11, 1999 between the Company, the Administrative Agent and Chase Securities Inc.

                  "Financial Provisions" has the meaning specified in Section 1.02(c).

                  "FST" means SCI Texas Funeral Services, Inc., a Texas corporation.

                  "Funded Debt" means any Debt of any Person (including any Capitalized Lease Obligation of such Person, but not including any deferred taxes) payable more than one year from the date of the creation thereof. The interests of minority shareholders in such Person's Consolidated Subsidiaries which are shown on the liability side of a balance sheet as "minority interests" but which are not "obligations" are not within the definition of "Funded Debt."

                  "GAAP" means generally accepted accounting principles as set forth in the opinions, statements and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the Financial Accounting Standards Board and such other Persons as shall be approved by a significant segment of the accounting profession and concurred in by the independent certified public accountants certifying any audited financial statements of the Company, as such principles shall be in effect at the time of any computation or determination or as of the date of the relevant financial statements, as the case may be (the "Relevant Date"), subject to Section 1.02.

                  "Highest Lawful Rate" means, as to any Bank, at the particular time in question, the maximum nonusurious rate of interest which, under applicable law, such Bank is then permitted to charge the Company on the Loans. If the maximum rate of interest which, under applicable law, the Banks are permitted to charge the Company on the Loans shall change after the date hereof, to the extent permitted by applicable law, the Highest Lawful Rate shall be automatically increased or decreased, as the case may be, as of the effective time of such change without notice to the Company or any other Person.

                  "IBO Rate" means, with respect to each date during each Interest Period pertaining to a Eurodollar Borrowing (other than an Interest Period of 14 days), the rate appearing on page 3750 of Telerate (or on any successor or substitute page, or any page of any successor to or substitute for Telerate, providing rate quotations comparable to those currently provided on such page, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to deposits in Dollars in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period,

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                                                                Credit Agreement
                                       -9-
as the rate for deposits in Dollars approximately equal in principal amount to such Eurodollar Borrowing and with a maturity equal to such Interest Period. In the event that such rate is not available at such time for any reason, and in the case of an Interest Period of 14 days, then the "IBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded to the nearest 1/16 of 1% or, if there is no nearest 1/16 of 1%, the next higher 1/16 of 1%) at which deposits in Dollars approximately equal in principal amount to such Eurodollar Borrowing and with a maturity equal to such Interest Period are offered in immediately available funds to the Administrative Agent by leading banks in the London interbank market at approximately 11:00 a.m., London time (or as soon thereafter as possible), two Business Days prior to the commencement of such Interest Period.

                  "Inactive Subsidiaries" means Subsidiaries of the Company which are not actively engaged in the conduct of business and whose assets and/or Liabilities are not material to the financial condition of the Company and its Subsidiaries taken as a whole.

                  "Index Debt" means the Company's senior, unsecured, non-credit enhanced Funded Debt.

                  "Inducement Agreement" means, collectively, the letter agreement dated August 23, 1993 among the Company, PSI Funding, Inc. and FST and the letter agreement dated April 5, 1993 among the Company, Chase Bank of Texas and Provident.

                  "Intangibles" has the meaning normally ascribed thereto in accordance with GAAP and shall include (a) excess cost over fair market value of tangible assets acquired, (b) patents and patent rights, (c) trademarks, service marks and trade names, (d) copyrights and (e) goodwill.

                  "Interest Expense" means, with respect to any fiscal quarter, without duplication, the following (in each case, eliminating all offsetting debits and credits between the Company and its Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Company and its Subsidiaries in accordance with
GAAP): all interest in respect of Debt of the Company and its Subsidiaries (including imputed interest on Capital Lease Obligations) paid in cash during, and deducted in determining Consolidated Net Income for, such fiscal quarter.

                  "Interest Payment Date" means with respect to any Eurodollar Loan or ABR Loan, the last day of the Interest Period applicable thereto and, in addition, the date on which such Loan is repaid or prepaid and, in the case of a Eurodollar Loan with an Interest Period of 6 months, the day that would have been the Interest Payment Date for such Loan had an Interest Period of 3 months been applicable to such Loan.

                  "Interest Period" means, with respect to any Borrowing:


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                                                                Credit Agreement
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



                  (a) If such Borrowing is a Eurodollar Borrowing, the period commencing on the Borrowing Date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending (A) 14 days thereafter (subject to market availability) or
(B) on the numerically corresponding day (or if there is no corresponding day, the last day) in the calendar month that is one, two, three or six months thereafter, as the Company may elect; and

                  (b) If such Borrowing is an ABR Borrowing, the period commencing on the Borrowing Date of such Borrowing and ending on the earliest of
(A) the next succeeding March 31, June 30, September 30 or December 31, and (B) the Maturity Date.

Notwithstanding the foregoing, (i) if any Interest Period would end on a day which shall not be a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, with respect to Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) no Interest Period may be selected for any Borrowing that ends later than the Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

                  "Judgment Currency" has the meaning specified in Section 8.16.

                  "Letter of Credit Obligations" means, when used with respect to any Person, the contingent obligations of such Person in respect of Letters of Credit.

                  "Letters of Credit" means, as to any Person, letters of credit issued for the account of such Person other than letters of credit issued to pay the purchase price of goods or services acquired in the ordinary course of business by such Person or any other Person.

                  "Liabilities" of any Person has the meaning normally ascribed thereto in accordance with GAAP and shall include (a) Capitalized Lease Obligations of such Person or any of its Subsidiaries, (b) the interests of minority shareholders in consolidated Subsidiaries of such Person, (c) indebtedness secured by Liens against any property of such Person or any of its Subsidiaries whether or not such Person or such Subsidiary is liable for the payment thereof, (d) subordinated debt and (e) deferred liabilities.

                  "Lien" means, when used with respect to any Person, any mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, or any lease intended as security, any conditional sale agreement, or any other title retention agreement.


                                                            Amended and Restated
                                                                Credit Agreement
                                      -11-

                  "Loans" means the revolving loans made by the Banks to the Company pursuant to Section 2.04. Each Loan shall be a Eurodollar Loan or an ABR Loan.

                  "Majority Banks" means, at any time, Banks holding at least 662/3% of the Total Commitment or (if either the Total Commitment has been terminated or "Majority Banks" is being determined for purposes of Article VI) Banks holding at least 662/3% of the then aggregate unpaid principal amount of the outstanding Loans.

                  "Margin Stock" has the meaning specified in Section 4.13.

                  "Material Subsidiary" means, with respect to any Person, each Subsidiary of such Person that would be a "significant subsidiary" as such term is defined in Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934 as amended to the Effective Date; provided, however, for purposes of determining whether any Subsidiary is a "Material Subsidiary," the reference to "10 percent" in clauses (1), (2) and (3) of the definition of "significant subsidiary" contained in said Regulation S-X shall be a reference to 5 percent.

                  "Maturity Date" means the Existing Termination Date.

                  "Maximum Permissible Rate" has the meaning specified in
Section 8.08.

                  "Moody's" means Moody's Investors Service.

                  "Net Worth" means, in relation to the Company and its Subsidiaries, Consolidated Assets of the Company less total liabilities of the Company and its Subsidiaries, as determined on a consolidated basis in accordance with GAAP.

                  "Notice of Extension" has the meaning specified in Section
2.21.

                  "Notice of Revocation" has the meaning specified in Section 2.21.

                  "OECD" means the Organization for Economic Cooperation and Development (or any successor).

                  "Officer's Certificate" means a certificate signed in the name of the Company by its President, one of its Vice Presidents, its Treasurer, its Secretary or one of its Assistant Treasurers or Assistant Secretaries.

                  "Operating Lease Obligations" means obligations of a Person in respect of any lease or agreement to lease other than Capitalized Lease Obligations of such Person.

                  "Original Termination Date" means October 29, 2000.

                                                            Amended and Restated
                                                                Credit Agreement
                                      -12-

                  "Other Activities" has the meaning specified in Section 7.03.

                  "Other Financings" has the meaning specified in Section 7.03.

                  "Other Taxes" has the meaning specified in Section 2.20.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to all or any of its functions under ERISA.

                  "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a foreign state or political subdivision thereof or any agency of such state or subdivision.

                  "Plan" means any employee pension benefit plan maintained or contributed to by the Company or any of its Subsidiaries or by any trade or business (whether or not incorporated) under common control (as defined in Section 4001(a)(14) or 4001(b) of ERISA) with the Company and insured by the PBGC under Title IV of ERISA.

                  "Prime Rate" has the meaning specified in the definition of the term Alternate Base Rate.

                  "Principal Office" means the office of the Administrative Agent located at 270 Park Avenue, New York, New York 10017, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

                  "Provident" means Provident Services, Inc., a Delaware corporation.

                  "Register" has the meaning specified in Section 8.11(e).

                  "Regulation A" means Regulation A of the Board (respecting loans to depository institutions), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Regulation D" means Regulation D of the Board (respecting reserve requirements), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Regulation U" means Regulation U of the Board (respecting margin credit extended by banks), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                                                            Amended and Restated
                                                                Credit Agreement
                                      -13-

                  "Regulation X" means Regulation X of the Board (respecting borrowers who obtain margin credit), as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

                  "Relevant Date" has the meaning specified in the definition of the term GAAP.

                  "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

                  "Subsidiary" means, with respect to any Person, any corporation in which more than 50% of the stock of each class having ordinary voting power shall, at the time as of which any determination is being made, be owned of record and beneficially by such Person directly and/or through one or more other Subsidiaries.

                  "Substantially-owned Subsidiary" means a Subsidiary of the Company at least 80% of the outstanding capital stock of which, at the time any determination is being made, is owned of record and beneficially by the Company directly and/or through one or more other Subsidiaries.

                  "Support Agreements" means (a) the Support Agreement dated as of September 14, 1988 between the Company and Provident, (b) the Australian Support Agreement dated as of November 1, 1993 between the Company and Service Corporation International Australia Pty Limited and (c) the three Support Agreements dated respectively as of January 28, 1994, September 30, 1994 and November 14, 1994, each between the Company and FST.

                  "Tangible Consolidated Assets" means, as to any Person, Consolidated Assets less all Intangibles of such Person and its Consolidated Subsidiaries.

                  "Taxes" has the meaning specified in Section 2.20.

                  "Termination Date" means, except as expressly provided in
Section 2.21(d) and Section 2.21(e), at any time, the Original Termination Date or an Extended Termination Date, as the case may be or, in either case, the earlier date of termination in whole of the Total Commitment pursuant to Section
2.12 or Section 6.01.

                  "Total Capitalization" means, as of the date any determination is made, the sum of Net Worth plus Consolidated Debt.

                  "Total Commitment" means, at any time, the aggregate amount of the Banks' Commitments, as in effect at such time.


                                                            Amended and Restated
                                                                Credit Agreement
                                      -14-

                  "Type" means, when used in respect of any Loan or Borrowing, each of the following types of Loans or Borrowings as applicable: Eurodollar Loan or Eurodollar Borrowing and ABR Loan or ABR Borrowing.

                  "United States" and "U.S." each means United States of
America.

                  "Wholly-owned Subsidiary" means, as to any Person, a Subsidiary, 100% of the stock of every class of which (except for directors' qualifying shares) at the time as of which any determination is being made, is owned of record and beneficially by such Person directly and/or through one or more other Subsidiaries.

                  SECTION 1.02. Accounting Terms and Determinations.

                  (a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP.

                  (b) If any change in GAAP after the date of this Agreement shall be required to be applied to transactions then or thereafter in existence, and a violation of or default under one or more provisions of this Agreement shall have occurred or in the opinion of the Company would likely occur which would not have occurred or be likely to occur if no change in accounting principles had taken place:

                  (i) the parties agree that such violation or default shall not constitute an Event of Default or a Default for a period of 60 days from the date the Company notifies the Administrative Agent of the application of this Section 1.02(b) identifying such change and the provisions of this Agreement affected thereby;

                  (ii) the parties agree in such event to negotiate in good faith an amendment of this Agreement which shall approximate to the extent possible the economic effect of the original financial covenants after taking into account such change in GAAP; and

                  (iii) if the parties are unable to agree on such an amendment within such 60-day period, the Company shall have the option of (A) prepaying the Loans (pursuant to Section 2.13 and the other applicable provisions hereof) within 120 days from the date the Company notifies the Administrative Agent of the application of this
           Section 1.02(b) or (B) making all future calculations by application of GAAP applied on a basis consistent with those in effect immediately prior to such change in GAAP. If the Company does not exercise either such option within said period by written notice to the Administrative

                                                            Amended and Restated
                                                                Credit Agreement
                                      -15-

           Agent, then as used in this Agreement, "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date.

                  (c) If any change in GAAP after the date of this Agreement shall be required to be applied to transactions or conditions then or thereafter in existence, and the Administrative Agent shall assert that the effect of such change is or shall likely be to distort materially the effect of any of the definitions of financial terms in Article I or any of the financial covenants of the Company in Article V (the "Financial Provisions"), so that the intended economic effect of any of the Financial Provisions will not in fact be accomplished:

                  (i) the Administrative Agent shall notify the Company of such assertion, specifying the change in GAAP which is objected to, and until otherwise determined as provided below, the specified change in GAAP shall not be made by the Company in its financial statements for the purpose of applying the Financial Provisions; and

                  (ii) the parties shall follow the procedures set forth in paragraph (ii) and the first sentence of paragraph (iii) of subsection (b) of this Section 1.02. If the parties are unable to agree on an amendment as provided in said paragraph (ii) and if the Company does not exercise the option set forth in the first sentence of said paragraph (iii) within the specified period, then as used in this Agreement "GAAP" shall mean generally accepted accounting principles in effect at the Relevant Date, except that the specified change in GAAP which is objected to by the Administrative Agent shall not be made in applying the Financial Provisions.

                  SECTION 1.03. Interpretation. (a) In this Agreement, unless a clear contrary intention appears:

                  (i) the singular number includes the plural number and vice versa;

                  (ii) reference to any gender includes each other gender;

                  (iii) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision;

                  (iv) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually, provided that nothing in this clause (iv) is intended to authorize any assignment not otherwise permitted by this Agreement;


                                                            Amended and Restated
                                                                Credit Agreement
                                      -16-

                  (v) reference to any agreement, document or instrument, including this Agreement, means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof;

                  (vi) unless the context indicates otherwise, reference to any Article, Section, Schedule or Exhibit means such Article or Section hereof or such Schedule or Exhibit hereto;

                  (vii) the word "including" (and with correlative meaning "include") means including, without limiting the generality of any description preceding such term;

                  (viii) with respect to the determination of any period of time, the word "from" means "from and including" and the word "to" means "to but excluding"; and

                  (ix) reference to any law means such as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time.

                  (b) The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                  (c) No provision of this Agreement shall be interpreted or construed against any Person solely because that Person or its legal representative drafted such provision.


                                   ARTICLE II
                                   THE CREDITS

                  SECTION 2.01. Commitments. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Bank agrees, severally and not jointly, to make Loans to the Company, at any time and from time to time on and after the Effective Date and until the Termination Date in an aggregate principal amount at any time outstanding not to exceed such Bank's Commitment, subject, however, to the conditions that (i) at no time shall the outstanding aggregate principal amount of all Loans exceed the Total Commitment and (ii) at all times the outstanding aggregate principal amount of all Loans made by each Bank shall equal the product of (A) the percentage which its Commitment represents of the Total Commitment times (B) the outstanding aggregate principal amount of all Loans made pursuant to Section
2.04. Each Bank's Commitment, as in effect on the Execution Date, is set forth opposite its name on Annex I. Such Commitments may be terminated or reduced from time to time pursuant to Section 2.12.


                                                            Amended and Restated
                                                                Credit Agreement
                                      -17-

                  (b) Within the foregoing limits and subject to the terms, conditions and limitations set forth herein, the Company may borrow, pay or prepay and reborrow hereunder, on and after the Effective Date and prior to the Termination Date.

                  SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Banks ratably in accordance with their Commitments; provided, however, that the failure of any Bank to make any Loan shall not in itself relieve any other Bank of its obligation to lend hereunder (it being understood, however, that no Bank shall be responsible for the failure of any other Bank to make any Loan required to be made by such other Bank). The Loans comprising any Borrowing shall be in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments).

                  (b) Each Bank may at its option make any Eurodollar Loan by causing its Eurodollar Lending Office to make such Loan; provided that any exercise of such option shall not affect the obligation of the Company to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Company shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than ten separate Loans of any Bank to the Company being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

                  (c) Subject to Section 2.05, each Bank shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in New York City, not later than 12:30 p.m., New York City time, and the Administrative Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Company with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Banks. Unless the Administrative Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Administrative Agent such Bank's portion of such Borrowing, the Administrative Agent may assume that such Bank has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with this
Section 2.02(c) and the Administrative Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent that such Bank shall not have made such portion available to the Administrative Agent, such Bank and the Company severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Administrative Agent at (i) in the case of the Company, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Administrative Agent such

                                                            Amended and Restated
                                                                Credit Agreement
                                      -18-
corresponding amount, such amount shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.


                  (d) Notwithstanding any other provision of this Agreement, the Company shall not be entitled to request any Borrowing pursuant to Section 2.04 if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. [Intentionally Omitted]

                  SECTION 2.04. Borrowing Procedure. In order to effect a Borrowing, the Company shall give written notice (or telephone notice promptly confirmed in writing) to the Administrative Agent, substantially in the form of
Exhibit 2.04 (a "Borrowing Request"), (a) in the case of a Eurodollar Borrowing, not later than noon, New York City time, three Business Days before the Borrowing Date specified for such proposed Borrowing, and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the Borrowing Date specified for such proposed Borrowing. Such Borrowing Request shall be irrevocable and shall in each case refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or an ABR Borrowing, (y) the Borrowing Date of such Borrowing (which shall be a Business Day) and the aggregate amount thereof (which shall not be less than $5,000,000 and shall be an integral multiple of $1,000,000) and (z) the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such Borrowing Request, then the Company shall be deemed to have selected an Interest Period of one month's duration. If the Company shall not have given notice in accordance with this Section 2.04 of its election to refinance a Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Company shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Banks of any Borrowing Request given pursuant to this Section 2.04 and of each Bank's portion of the requested Borrowing by facsimile transmission.

                  SECTION 2.05. Refinancings. The Company may refinance all or any part of any of its Borrowings with a Borrowing of the same or a different Type made pursuant to Section 2.03 or Section 2.04, subject to the conditions and limitations set forth herein and elsewhere in this Agreement. Any Borrowing or part thereof so refinanced shall be deemed to be repaid in accordance with
Section 2.08 with the proceeds of a new Borrowing hereunder and the proceeds of the new Borrowing, to the extent they do not exceed the principal amount of the Borrowing being refinanced, shall not be paid by the Banks to the Administrative Agent or by the Administrative Agent to the Company pursuant to Section 2.02(c); provided, however, that (a) if the principal amount extended by a Bank in a refinancing is greater than the principal amount, if any, extended by such Bank in the Borrowing being refinanced, then such Bank shall pay such difference to the Administrative Agent

                                                            Amended and Restated
                                                                Credit Agreement
                                      -19-
for distribution to the Banks described in clause (b) below, (b) if the principal amount extended by a Bank in the Borrowing being refinanced is greater than the principal amount, if any, being extended by such Bank in the refinancing, the Administrative Agent shall return the difference to such Bank out of amounts received pursuant to clause (a) above, (c) to the extent any Bank fails to pay the Administrative Agent amounts due from it pursuant to clause (a) above, any Borrowing or portion thereof being refinanced shall not be deemed repaid in accordance with Section 2.08 to the extent of such failure and the Company shall pay such amount to the Administrative Agent pursuant to Section
2.08 and (d) to the extent the Company fails to pay to the Administrative Agent any amounts due in accordance with Section 2.08 as a result of the failure of a Bank to pay the Administrative Agent any amounts due as described in clause (c) above, the portion of any refinanced Borrowing deemed not repaid shall be deemed to be outstanding solely to the Bank which has failed to pay the Administrative Agent amounts due from it pursuant to clause (a) above to the full extent of such Bank's portion of such refinanced Loan.

                  SECTION 2.06. Conversion and Continuation of Borrowings. The Company shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 8:30 a.m., New York City time, one Business Day prior to conversion, to convert any Eurodollar Borrowing into an ABR Borrowing, (b) not later than noon, New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Borrowing or to continue any Eurodollar Borrowing as a Eurodollar Borrowing for an additional Interest Period and (c) not later than 11:00 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Borrowing to another permissible Interest Period, subject in each case to the following:

                  (i) each conversion or continuation shall be made pro rata among the Banks in accordance with the respective principal amounts of the Loans comprising the converted or continued Borrowing;

                  (ii) if less than all the outstanding principal amount of any Borrowing shall be converted or continued, the aggregate principal amount of such Borrowing converted or continued shall be an integral multiple of $1,000,000 and not less than $5,000,000;

                  (iii) if any Eurodollar Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Company shall pay, upon demand, any amounts due to the Banks pursuant to
           Section 2.16;

                  (iv) any portion of a Borrowing maturing or required to be repaid in less than one month (or 14 days, if such an Interest Period is available) may not be converted into or continued as a Eurodollar Borrowing;

                  (v) any portion of a Borrowing which cannot be continued as or converted into a Eurodollar Borrowing by reason of clause (iv) above shall be automatically converted

                                                            Amended and Restated
                                                                Credit Agreement
                                      -20-
           into or continued as an ABR Borrowing at the end of the Interest Period in effect for such Borrowing; and

                  (vi) no Interest Period may be selected for any Eurodollar Borrowing that would end later than the Maturity Date.

Each notice pursuant to this Section 2.06 shall be irrevocable and shall refer to this Agreement and specify (w) the identity and amount of the Borrowing that the Company requests be converted or continued, (x) whether such Borrowing is to be converted to or continued as a Eurodollar Borrowing or an ABR Borrowing, (y) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (z) if such Borrowing is to be converted to or continued as a Eurodollar Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Borrowing, the Company shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall promptly advise the other Banks of any notice given pursuant to this
Section 2.06 and of each Bank's portion of any converted or continued Borrowing. If the Company shall not have given notice in accordance with this Section 2.06 to continue any Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.06 to convert such Borrowing), such Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted into or continued as an ABR Borrowing.

                  SECTION 2.07. Fees. (a) The Company agrees to pay in immediately available funds to the Administrative Agent for the account of each Bank, (i) on each March 31, June 30, September 30 and December 31, commencing December 31, 1999, and (ii) on the Maturity Date and on any other date on which the Commitment of such Bank has been terminated, facility fees (each a "Facility Fee" and collectively, the "Facility Fees"), which shall accrue at the Applicable Percentage on the amount of the Commitment of such Bank from time to time outstanding, whether used, deemed used or unused, during the calendar quarter (or shorter period commencing with the Execution Date and/or ending on the Maturity Date) then ended; provided, however, if any Loans are outstanding to any Bank after the Maturity Date then such Facility Fee shall continue to accrue on the daily amount of such Bank's outstanding Loans from and including the Maturity Date to but excluding the date all such Loans are paid in full.

                  (b) All Facility Fees shall be computed by the Administrative Agent on the basis of the actual number of days elapsed in a year of 360 days, and such computations, made in good faith, shall create rebuttable presumption that they are accurate. The Facility Fees due to each Bank shall commence to accrue on the Execution Date and shall cease to accrue on the earlier of the Maturity Date and the termination of the Commitment of such Bank as provided herein.

                  (c) The Facility Fees due under this Section 2.07 shall be paid on the date due, in immediately available funds, to the Administrative Agent for distribution among the Banks.

                                                            Amended and Restated
                                                                Credit Agreement
                                      -21-

                  (d) The Company agrees to pay to the Administrative Agent the fees as provided in the Fee Letter.

                  (e) Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

                  SECTION 2.08. Repayment of Loans. (a) The Company agrees to pay the outstanding principal balance of each Loan on the Maturity Date. Each Loan shall bear interest from the date of the Borrowing of which such Loan is a part on the outstanding principal balance thereof as set forth in Section 2.09.

                  (b) Each Bank shall, and is hereby authorized by the Company to make in its internal records relating to each Loan an appropriate notation evidencing the date, amount and the Type of each Loan of such Bank to the Company, the rate of interest applicable to such Loan and each payment or prepayment of principal of and interest on such Loan. The aggregate unpaid principal amount so recorded shall be presumptive evidence of the principal amount owing by the Company to such Bank in respect of such Loan. The failure of any Bank to make such a notation or any error therein shall not in any manner affect the obligation of the Company to repay the Loans made by such Bank in accordance with the terms hereof.

                  SECTION 2.09. Interest on Loans. (a) Subject to the provisions of Sections 2.09(c), 2.10 and 2.11, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the lesser of
(i) the IBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Percentage in effect for such Loans from time to time and (ii) the Highest Lawful Rate

                  (b) Subject to the provisions of Section 2.09(c) and Section 2.10, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, if the Alternate Base Rate shall be based on the Prime Rate, and a year of 360 days otherwise) at a rate per annum equal to the Alternate Base Rate, but not in excess of the Highest Lawful Rate.

                  (c) Interest on each Loan shall be payable in arrears on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable IBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent (which determination, made in good faith, shall create a rebuttable presumption that the same is accurate). The Administrative Agent shall promptly advise the Company and each Bank, as appropriate, of such determination.

                  SECTION 2.10. Interest on Overdue Amounts. If the Company shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder,

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                                                                Credit Agreement
                                      -22-
whether at scheduled maturity, by notice of prepayment, acceleration or otherwise the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum equal to the lesser of (a) the Alternate Base Rate plus 2% per annum (if the Alternate Base Rate is based on the Prime Rate, computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be; if the Alternate Base Rate is based on the Federal Funds Effective Rate, computed on the basis of the actual number of days elapsed over a year of 360 days) and (b) the Highest Lawful Rate.

                  SECTION 2.11. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing, (a) the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the London interbank market, or (b) the Majority Banks shall have determined (and notified the Administrative Agent) that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Bank of making or maintaining its Eurodollar Loan during such Interest Period, the Administrative Agent shall, as soon as practicable thereafter, give written notice of such determination to the Company and the Banks. In the event of any such determination, any request by the Company for a Eurodollar Loan shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Loan. Each such determination by the Administrative Agent or the Majority Banks hereunder, made in good faith, shall create a rebuttable presumption that the same is accurate.

                  SECTION 2.12. Termination and Reduction of Commitments. (a) The Total Commitment shall be automatically terminated on the Maturity Date.

                  (b) Subject to Section 2.13(b), upon at least ten Business Days' prior irrevocable written or facsimile notice to the Administrative Agent, the Company may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that each partial reduction of the Total Commitment shall be in an integral multiple of $1,000,000 and in a minimum principal amount of $25,000,000. Such notice shall specify the date and the amount of the termination or reduction of the Total Commitment. The Administrative Agent shall promptly notify the Banks of the amount of any such termination or reduction of the Total Commitment.

                  (c) Except in the circumstances described in Section 2.14 or
Section 2.15, each reduction in the Total Commitment hereunder shall be made ratably among the Banks in accordance with their respective Commitments. The Company shall pay to the Administrative Agent for the account of the Banks, on the date of each termination or reduction, the Facility Fees on the amount of the Commitments so terminated or reduced, accrued through the date of such termination or reduction.


                                                            Amended and Restated
                                                                Credit Agreement
                                      -23-

                  SECTION 2.13. Prepayment. (a) The Company shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon written or facsimile notice (or telephone notice promptly confirmed by written or facsimile notice) to the Administrative Agent: (i) before 10:00 a.m., New York City time, five Business Days prior to prepayment, in the case of Eurodollar Loans and (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $1,000,000 and not less than $10,000,000.

                  (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.12(b), the Company shall pay or prepay so much of the Borrowings as shall be necessary in order that the aggregate principal amount of the Loans outstanding will not exceed the Total Commitment, after giving effect to such termination or reduction.

                  (c) Each notice of prepayment given by the Company shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Company to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.13 shall be subject to Section 2.16 and Section 2.17 but otherwise without premium or penalty. All prepayments under this Section 2.13 shall be accompanied by accrued interest on the principal amount being prepaid to the date of prepayment.

                  SECTION 2.14. Reserve Requirements; Change in Circumstances.
(a) It is understood that the cost to each Bank of making or maintaining any of the Loans may fluctuate as a result of the applicability of, or changes in, reserve requirements imposed by the Board, including reserve requirements under Regulation D in connection with Eurocurrency Liabilities. Subject to Section 8.08, the Company agrees to pay to each Bank, as provided in Section 2.14(d), at any time when such Bank shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Loan of such Bank from the date of such Loan until such principal amount is paid in full, payable on each Interest Payment Date for such Eurodollar Loan, at an interest rate per annum equal at all times during each Interest Period to the excess of (i) the rate obtained by dividing the IBO Rate for such Interest Period by a percentage equal to 100% minus the reserve percentage applicable during such Interest Period under regulations issued from time to time by the Board (or if more than one such percentage is so applicable, minus the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) for determining the maximum requirement (including any emergency, supplemental or other marginal reserve requirement) for such Bank with respect to liabilities or assets consisting of or including Eurocurrency Liabilities over (ii) the IBO Rate for such Interest Period. It is understood by the parties hereto that the rates of interest applicable to Eurodollar Loans have been determined on the assumption that no such reserve requirements exist or will exist and that such rates do not reflect costs imposed on the Banks in connection with such reserve requirements. It is agreed that for purposes of this Section 2.14(a) the Eurodollar Loans made hereunder shall be deemed to constitute

                                                            Amended and Restated
                                                                Credit Agreement
                                      -24-

Eurocurrency Liabilities and to be subject to the reserve requirements of Regulation D without benefit of or credit for proration, exemptions or offsets which might otherwise be available to the Banks from time to time under Regulation D.

                  (b) Notwithstanding any other provision herein, if after the Execution Date the introduction of any applicable law or regulation or any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by any Bank with any applicable guideline or request from any central bank or governmental authority (whether or not having the force of law) (i) shall change the basis of taxation of payments to any Bank of the principal of or interest on any Eurodollar Loan made by such Bank or any other fees or amounts payable hereunder (other than (x) taxes imposed on the overall net income of such Bank or its Applicable Lending Office by the jurisdiction in which such Bank or its Applicable Lending Office has its principal office or by any political subdivision or taxing authority therein (or any tax which is enacted or adopted by such jurisdiction, political subdivision or taxing authority as a direct substitute for any such taxes) or
(y) any tax, assessment or other governmental charge that would not have been imposed but for the failure of any Bank to comply with any certification, information, documentation or other reporting requirement), (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank, or (iii) shall impose on such Bank or the London interbank market any other condition affecting this Agreement or any Eurodollar Loan made by such Bank, and the result of any of the foregoing shall be to increase the cost to such Bank of maintaining its Commitment or of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed in good faith by such Bank to be material, then the Company shall pay to the Administrative Agent for the account of such Bank such additional amount or amounts with respect to the Eurodollar Loans as will compensate such Bank for such increase or reduction to such Bank upon demand by such Bank (through the Administrative Agent).

                  (c) If any Bank shall have determined in good faith that the applicability of any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards" or the adoption after the Execution Date of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or any lending office of such Bank) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital as a consequence of this Agreement or the Loans made by such Bank pursuant hereto to a level below that which such Bank could have achieved but for such applicability, adoption, change or compliance (taking into consideration such Bank's policies with respect to

                                                            Amended and Restated
                                                                Credit Agreement
                                      -25-
capital adequacy) by an amount deemed by such Bank to be material, then from time to time, as provided in Section 2.14(d), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank for any such increased capital requirement.

                  (d) Each Bank will notify the Company through the Administrative Agent of any event occurring after the date of this Agreement which will entitle such Bank to compensation pursuant to this Section 2.14, as promptly as practicable, and in any event within 90 days after it becomes aware thereof and determines to request compensation. A certificate of a Bank setting forth in reasonable detail (i) such amount or amounts as shall be necessary to compensate such Bank (or participating banks or other entities pursuant to Section 8.11) as specified in paragraph (a), (b) or (c) above, as the case may be, and (ii) the calculation of such amount or amounts under clause (a)(i), shall be delivered to the Company (with a copy to the Administrative Agent) and shall, to the extent permitted by law, be conclusive absent manifest error. The Company shall pay to the Administrative Agent for the account of such Bank the amount shown as due on any such certificate within 10 days after its receipt of the same.

                  (e) Except as expressly provided in Section 2.14(d), failure on the part of any Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any Interest Period or any other period shall not constitute a waiver of such Bank's rights to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to such Interest Period or any other period; provided that the Company shall not be required to compensate a Bank pursuant to this Section 2.14 for any increased costs or reductions incurred more than 270 days prior to the date that such Bank notifies the Company of the change in law giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefor; provided further that, if the change in law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof. The protection of this Section 2.14 shall be available to each Bank regardless of any possible contention of invalidity or inapplicability of law, regulation or condition which shall have been imposed.

                  (f) In the event any Bank shall seek compensation pursuant to this Section 2.14, the Company may give notice to such Bank (with copies to the Administrative Agent) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to assume the Commitment of such Bank and to purchase its outstanding Loans. Each Bank requesting compensation pursuant to this Section 2.14 agrees to sell its Commitment, Loans and interest in this Agreement pursuant to Section 8.11(c) to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans plus all other fees and amounts (including any compensation claimed by such Bank under this Section 2.14 or Section 2.16) due such Bank hereunder calculated, in each case, to the date such Commitment, Loans and interest are purchased, whereupon such Bank shall have no further Commitment or other obligation to the Company hereunder.

                                                            Amended and Restated
                                                                Credit Agreement
                                      -26-

                  (g) Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section 2.14 shall survive the termination of this Agreement and the payment or assignment of the Loans.

                  (h) Notwithstanding anything in this Section 2.14 to the contrary, in no event shall any Bank be permitted to take or receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

                  SECTION 2.15. Change in Circumstances. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Bank or its Eurodollar Lending Office to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Company and to the Administrative Agent, such Bank may:

                  (i) declare that Eurodollar Loans will not thereafter be made by such Bank hereunder, whereupon any request by the Company for a Eurodollar Borrowing shall, as to such Bank only (unless the Company
           (x) shall have withdrawn such request, in which case such request shall be of no force and effect, or (y) shall have made a new request for a Borrowing of a different Type in accordance with the terms hereof, which shall be deemed to supersede such request for a Eurodollar Borrowing), be deemed a request for an ABR Loan; and

                  (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.15(b).

In the event any Bank shall exercise its rights under clause (i) or (ii) above with respect to Eurodollar Loans, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Bank or the converted Eurodollar Loans of such Bank shall instead be applied to repay the ABR Loans made by such Bank or the Banks, as the case may be, in lieu of, or resulting from the conversion of, such Eurodollar Loans.

                  (b) For purposes of this Section 2.15, a notice to the Company (with a copy to the Administrative Agent) by any Bank pursuant to Section 2.15(a) shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Company.

                  (c) In the event any Bank shall give a notice to the Company pursuant to this Section 2.15, the Company may give notice to such Bank (with a copy to the Administrative Agent) that it wishes to seek one or more Eligible Assignees (which may be one or more of the Banks) to

                                                            Amended and Restated
                                                                Credit Agreement
                                      -27-
assume the Commitment of such Bank and to purchase its outstanding Loans. Each Bank giving a notice to the Company pursuant to this Section 2.15 agrees to sell its Commitment, Loans and interest in this Agreement pursuant to Section 8.11(c) to any such Eligible Assignee for an amount equal to the sum of the outstanding unpaid principal of and accrued interest on such Loans plus all other fees and amounts (including any compensation claimed by such Bank under Section 2.14 or Section 2.16) due such Bank hereunder calculated, in each case, to the date such Commitment, Loans, interest and fees are purchased, whereupon such Bank shall have no further Commitment or other obligation to the Company hereunder.

                  (d) None of the Banks shall be permitted to terminate availability of Eurodollar Loans as provided in this Section 2.15 on a discriminatory basis (i.e., availability of Eurodollar Loans is not also terminated by the applicable Bank with respect to other customers of such Bank similarly situated where such customer is subject to documents providing for such right of termination).

                  SECTION 2.16. Indemnity. The Company shall indemnify each Bank against any loss or reasonable expense which such Bank may sustain or incur as a consequence of (a) any failure by the Company to fulfill on the date of any Borrowing hereunder the applicable conditions set forth in Article III, (b) any failure by the Company to borrow or to refinance, convert (other than conversion into an ABR Loan) or continue any Loan hereunder after a Borrowing Request pursuant to Article II has been given or after a notice of conversion or continuation has been given pursuant to Section 2.05, (c) any payment, prepayment or conversion of a Eurodollar Loan required or permitted by any provision of this Agreement or otherwise made on a date other than the last day of the applicable Interest Period, (d) any default in the payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by notice of prepayment or otherwise), or (e) the occurrence of any Event of Default, including, in the case of any of the events set forth in clauses (a) through (e) of this Section 2.16, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by each Bank of (y) its cost of obtaining the funds for the Loan being paid, prepaid or converted or not borrowed, refinanced, converted or continued (based on the IBO Rate) for the period from the date of such payment, prepayment or conversion or failure to borrow, refinance, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, refinance, convert or continue, the Interest Period for the Loan which would have commenced on the date of such failure to borrow, refinance, convert or continue) over (z) the amount of interest (as reasonably determined by such Bank) that would be realized by such Bank in reemploying the funds so paid, prepaid or converted or not borrowed, refinanced, converted or continued for such period or Interest Period, as the case may be. A certificate of each Bank setting forth any amount or amounts which such Bank is entitled to receive pursuant to this Section 2.16 together with either a calculation of such amount or amounts or a statement of the basis on which such amount or amounts have been determined shall be delivered to the Company (with

                                                            Amended and Restated
                                                                Credit Agreement
                                      -28-
a copy to the Administrative Agent) and such calculation or statement, made in good faith, shall create a rebuttable presumption that the same is accurate. The Company shall pay to the Administrative Agent for the account of each Bank the amount shown as due on any certificate within 30 days after its receipt of the same. Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section 2.16 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans. Without limitation of this Section 2.16, the provisions of this Section
2.16 shall be enforceable against the Company with respect to the conditions described in clauses (a) and (b) of this Section 2.16 with respect to any Borrowing Request given by the Company hereunder on or after the Execution Date regardless of whether the Effective Date occurs. Notwithstanding the foregoing, in no event shall any Bank be permitted to receive any compensation hereunder constituting interest in excess of the Highest Lawful Rate.

                  SECTION 2.17. Pro Rata Treatment. Except as required under clause (d) of the proviso of Section 2.05, Section 2.14, Section 2.15, or
Section 2.16, (a) each Borrowing and each refinancing of any Borrowing with another Borrowing shall be allocated pro rata among the Banks in accordance with their respective available Commitments, (b) each payment of the Facility Fees and each reduction of the Commitments shall be allocated pro rata among the Banks in accordance with their respective Commitments and (c) each payment or prepayment of principal of any Borrowing and each payment of interest on the Loans comprising part of a Borrowing shall be allocated pro rata among the Banks participating in such Borrowing in accordance with the respective principal amounts of their outstanding Loans comprising such Borrowing. Each Bank agrees that in computing such Bank's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Bank's percentage of such Borrowing to the next higher or lower whole dollar amount.

                  SECTION 2.18. Sharing of Setoffs. Each Bank agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Company (pursuant to Section 8.06 or otherwise), including, but not limited to, a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Bank under any applicable bankruptcy, insolvency or other similar law or otherwise, or by similar means, obtain payment (voluntary or involuntary) (other than pursuant to Section 2.14, Section 2.15 or Section 2.16) of any Loan or Loans as a result of which the unpaid principal portion of the Loans of such Bank shall be proportionately less than the unpaid principal portion of the Loans of any other Bank, it shall be deemed simultaneously to have purchased from such other Bank at face value, and shall promptly pay to such other Bank the purchase price for, a participation in the Loans of such other Bank, so that the aggregate unpaid principal amount of the Loans and participations in the Loans held by each Bank shall be in the same proportion to the aggregate unpaid principal amount of all Loans then outstanding as the principal amount of its Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made

                                                            Amended and Restated
                                                                Credit Agreement
                                      -29-
pursuant to this Section 2.18 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Company expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in a Loan deemed to have been so purchased may, to the extent permitted by law, exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Company to such Bank by reason thereof as fully as if such Bank had made a Loan directly to the Company in the amount of such participation.

                  SECTION 2.19. Payments. (a) The Company shall make each payment hereunder not later than noon, New York City time, on the day when due in lawful money of the United States (in freely transferable dollars) to the Administrative Agent at its address referred to in Section 8.02 for the account of the Banks, in federal or other immediately available funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans (other than pursuant to Section 2.14, Section 2.15 and Section 2.16), Facility Fees ratably to the Banks and like funds relating to the payment of any other amount payable to any Bank to such Bank for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. If the Administrative Agent fails to send to any Bank its portion of any payment timely received by the Administrative Agent hereunder by the close of business on the day such payment was received, the Administrative Agent shall pay to such Bank interest on its portion of such payment from the day such payment was timely received by the Administrative Agent until the date such Bank's portion of such payment is sent to such Bank, at the Federal Funds Effective Rate.

                  (b) Whenever any payment hereunder (including principal of or interest on any Borrowing or any fees or other amounts), shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest, fees or other amounts, as the case may be; provided, however, if such extension would cause payment of interest on or principal of a Eurodollar Loan to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

                  (c) Unless the Administrative Agent shall have received notice from the Company prior to the date on which any payment is due to the Banks hereunder that the Company will not make such payment in full, the Administrative Agent may assume that the Company has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company shall not have so made such payment in full to the Administrative Agent, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

                                                            Amended and Restated
                                                                Credit Agreement
                                      -30-

                  SECTION 2.20. Taxes. (a) Except as expressly provided in the last sentence of Section 2.20(f), any and all payments by the Company hereunder shall be made, in accordance with Section 2.19, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the Administrative Agent's or any Bank's income and franchise taxes imposed on the Administrative Agent or any Bank, in each case by the United States or any jurisdiction under the laws of which it is organized or any political subdivision of such jurisdiction of organization (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Company shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Banks or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.20) such Bank or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Company shall make such deductions and (iii) the Company shall pay the full amount deducted to the relevant taxing authority or other governmental authority in accordance with applicable law.

                  (b) In addition, the Company agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any Loan (hereinafter referred to as "Other Taxes").

                  (c) The Company will indemnify each Bank and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.20) paid by such Bank or the Administrative Agent, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within 30 days after the date any Bank or the Administrative Agent, as the case may be, makes written demand therefor. If a Bank or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the Company of the availability of such refund and shall, within 30 days after receipt by the Company, apply for such refund at the Company's expense. If any Bank or the Administrative Agent receives a refund in respect of any Taxes or Other Taxes for which such Bank or the Administrative Agent has received payment from the Company hereunder it shall promptly notify the Company of such refund and shall, within 30 days after receipt of a request by the Company (or promptly upon receipt, if the Company has requested application for such refund pursuant hereto), repay such refund to the Company without interest, provided that the Company, upon the request of such Bank or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges) to such Bank or the Administrative Agent in the event such Bank or the Administrative Agent is required to repay such refund.


                                                            Amended and Restated
                                                                Credit Agreement
                                      -31-

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes withheld by the Company in respect of any payment to any Bank (or transferee) or the Administrative Agent, the Company will furnish to the Administrative Agent, at its address referred to in Section 8.02, the original or a certified copy of a receipt evidencing payment thereof or, if such original or copy of a receipt is not available from the relevant taxing authority, other documentation of payment reasonably satisfactory to such Bank (or transferee) or the Administrative Agent.

                  (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.20 shall survive the payment in full of principal and interest hereunder.

                  (f) Each Bank which is organized outside the United States shall promptly notify the Company of any change in its Applicable Lending Office and upon written request of the Company shall, prior to the immediately following due date of any payment by the Company hereunder, deliver to the Company such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form 4224 or Form 1001 and any other certificate or statement or exemption required by Treasury Regulation Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Bank establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Bank of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Unless the Company and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments hereunder or under the Loans are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Company or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Bank or assignee organized under the laws of a jurisdiction outside the United States.

                  (g) Any Bank claiming any additional amounts payable pursuant to this Section 2.20 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Company or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Bank, be otherwise disadvantageous to such Bank.

                  SECTION 2.21. Extensions of Termination Date. (a) The Company may, by notice to the Administrative Agent (a "Notice of Extension") given not less than 30 nor more than 45 days prior to the then effective Termination Date (such then effective Termination Date being an "Existing Termination Date"), advise the Banks that it requests an extension of the Existing Termination Date by not more than 364 calendar days, effective on the Existing Termination Date. The Administrative Agent will promptly, and in any event within five Business Days of the receipt of each Notice of Extension, notify the Banks of the contents of each such Notice of Extension.

                                                            Amended and Restated
                                                                Credit Agreement
                                      -32-

                  (b) Each Notice of Extension shall be irrevocable upon the Company and constitute a representation by the Company that (i) neither any Event of Default nor any Default has occurred and is continuing, (ii) the representations and warranties contained in Article IV (other than those which expressly relate to an earlier date) are correct on and as of the date of such Notice of Extension, as though made on and as of such date and (iii) no Loans shall be outstanding on the Existing Termination Date.

                  (c) In the event that a Notice of Extension is given to the Administrative Agent as provided in Section 2.21(a), and the Administrative Agent notifies a Bank of the contents thereof as provided in Section 2.21(a), such Bank shall on or before the fifteenth day next preceding the Existing Termination Date advise the Administrative Agent and the Company whether or not such Bank consents to the extension requested thereby and if any Bank fails to so advise the Administrative Agent and the Company, such Bank shall be deemed not to have consented to such extension.

                  (d) Notwithstanding any provision of this Section 2.21 to the contrary, each Bank that has expressly consented to an extension of the Termination Date, may in its sole and absolute discretion at any time prior to the Existing Termination Date give the Administrative Agent written notice that such Bank has revoked its consent to such extension of the Existing Termination Date (a "Notice of Revocation"). Each Notice of Revocation shall be irrevocable. Upon receipt of any Notice of Revocation, the Administrative Agent will promptly notify the Company and the Banks of the content of each Notice of Revocation and the Termination Date shall be the Existing Termination Date.

                  (e) In the event (i) an extension of the Termination Date is consented to by all of the Banks and none of the Banks delivers a Notice of Revocation in accordance with Section 2.21(d) and (ii) on the Existing Termination Date the Company deliver to the Administrative Agent and each of the Banks a certificate to the effect that no Default or Event of Default has occurred and is continuing on the Existing Termination Date and that the representations and warranties contained in Article IV (other than those which expressly relate to an earlier date) are correct on and as of the Existing Termination Date as though made on and as of such date, the Termination Date for the Loans and the Commitments of all of the Banks shall be automatically extended 364 calendar days past the Existing Termination Date, effective on the Existing Termination Date; provided, however, unless all outstanding Loans are repaid in full on the Existing Termination Date, the Termination Date for the Loans and the Commitments of the Banks shall be the Existing Termination Date.


                                   ARTICLE III
                              CONDITIONS OF LENDING

                  SECTION 3.01. Conditions Precedent to the Initial Loans to the Company. The obligation of each Bank to make its initial Loan to the Company is subject to the condition precedent

                                                            Amended and Restated
                                                                Credit Agreement
                                      -33-
that the Administrative Agent shall have received on or before the initial Borrowing Date the following, each dated (unless otherwise indicated) such date and, with respect to all such documents referred to in Section 3.01(a), Section 3.01(b), Section 3.01(c) and Section 3.01(d), in sufficient copies for each Bank and the Administrative Agent:

                  (a) A counterpart of this Agreement (to which all of the Exhibits and Schedules have been attached) dated as of the date hereof executed by the Company, the Administrative Agent, the Co-Agents and the Banks.

                  (b) (i) A copy of the articles of incorporation, as amended, of the Company, certified by the Secretary of State of the State of Texas and a certificate as to the good standing of the Company from the Comptroller of the State of Texas; (ii) a certificate of the Secretary or an Assistant Secretary of the Company certifying (A) that attached thereto is a true and complete copy of the bylaws of the Company as in effect on the date of such certificate and at all times since a date prior to the date of the resolutions described in (B) below, (B) that attached thereto is a true and complete copy of resolutions (i) duly adopted by the Executive Committee of the Board of Directors of the Company authorizing the execution, delivery and performance of this Agreement and the Fee Letter, and (ii) duly adopted by the Board of Directors of the Company, appointing said Executive Committee, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the articles of incorporation of the Company have not been amended since the last amendment thereto shown on the good standing certificate furnished pursuant to
(i) above and (D) as to the incumbency and specimen signatures of each officer of the Company executing this Agreement and the Fee Letter and (iii) a certificate of another officer of the Company as to the incumbency and specimen signatures of the Secretary or Assistant Secretary of the Company.

                  (c) A certificate of a Senior Vice President, an Executive Vice President or a Vice President of the Company certifying (i) the truth of the representations and warranties made by the Company in this Agreement and
(ii) the absence of the occurrence and continuance of any Default or Event of Default.

                  (d) The written opinions of (i) Locke Liddell & Sapp LLP, counsel to the Company, addressed to the Administrative Agent and the Banks and in form and substance acceptable to the Administrative Agent and the Banks and
(ii) James M. Shelger, Senior Vice President, General Counsel and Secretary of the Company, addressed to the Administrative Agent and the Banks and in form and substance acceptable to the Administrative Agent and the Banks.

                  (e) An Administrative Questionnaire completed by each Bank.

                  (f) (i) The Competitive Advance and Revolving Credit Facility Agreement (Facility A) dated as of June 27, 1997 among the Company, the banks party thereto, the Administrative Agent and the Co-Agents (as defined therein), as amended, and (ii) the Competitive Advance and Revolving Credit Facility Agreement (Facility B) dated as of June 27, 1997 among the

                                                            Amended and Restated
                                                                Credit Agreement
                                      -34-

Company, certain Subsidiaries of the Company, the banks party thereto, the Administrative Agent and the Co-Agents (as defined therein) shall have been amended contemporaneously with this Amendment to conform the financial covenants, rate of interest applicable to the Committed Loans (as defined therein) and rate at which facility fees accrue thereunder to the corresponding provisions of this Agreement.

In addition, on the Effective Date the Administrative Agent shall have received all fees which it is entitled to receive on such date pursuant to the Fee Letter.

                  SECTION 3.02. Conditions Precedent to Each Borrowing. The obligation of each Bank to make a Loan on the occasion of any Borrowing (including the initial Borrowing) shall be subject to the further conditions precedent that on the Borrowing Date of such Borrowing the following statements shall be true (and each of the giving of the applicable Borrowing Request and the acceptance by the Company of the proceeds of such Borrowing shall constitute a representation and warranty by the Company that on the date of such Borrowing such statements are true):

                  (a) The representations and warranties contained in Article IV are correct on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds therefrom, as though made on and as of such date; provided, however, that for purposes of this clause (a), on and after any date on which the Company delivers its consolidated financial statements to the Administrative Agent and the Banks pursuant to
Section 5.01(a)(i) or 5.01(a)(ii), as the case may be, (A) the reference in the first sentence of Section 4.07 to the Company Financials shall be a reference to the consolidated financial statements of the Company and its Subsidiaries most recently delivered to the Administrative Agent and the Banks by the Company pursuant to Section 5.01(a)(i) or 5.01(a)(ii), as the case may be, prior to the date of such Borrowing and (B) the reference in the last sentence of Section
4.07 to June 30, 1998, shall be a reference to the date of the audited consolidated financial statements most recently delivered to the Administrative Agent and the Banks pursuant to Section 5.01(a)(i);

                  (b) No event has occurred and is continuing, or would result from such Borrowing or from the application of the proceeds therefrom, which constitutes either a Default or an Event of Default; and

                  (c) Following the making of such Borrowing and all other Borrowings to be made on the same day under this Agreement, the aggregate principal amount of all Loans then outstanding shall not exceed the Total Commitment.

                  SECTION 3.03. Conditions Precedent to Conversions and Continuations. The obligation of the Banks to convert any existing Borrowing into a Eurodollar Borrowing or to continue any existing Borrowing as a Eurodollar Borrowing is subject to the condition precedent that on the date of such conversion or continuation no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation. The

                                                            Amended and Restated
                                                                Credit Agreement
                                      -35-
acceptance of the benefits of each such conversion and continuation shall constitute a representation and warranty by the Company to each of the Banks that no Default or Event of Default shall have occurred and be continuing or would result from the making of such conversion or continuation.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  The Company represents and warrants to the Administrative Agent and the Banks as follows:

                  SECTION 4.01. Organization and Qualification. The Company and each of its Subsidiaries (except Inactive Subsidiaries) (a) are entities duly organized, validly existing and in good standing under the laws of the respective jurisdictions of their organization, (b) have the corporate or other power to own their property and to carry on their businesses as now conducted and (c) are duly qualified to do business as foreign corporations and are in good standing in every jurisdiction in which the failure to be so qualified would have a material adverse effect upon the business or properties of the Company and its Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this Agreement or the Fee Letter. The Company is a Texas corporation. The corporations named in Schedule 4.01 are the only Subsidiaries of the Company on the date of this Agreement, and such Schedule accurately reflects the percentage of (y) the issued and outstanding capital stock and (z) the stock of each class having ordinary voting power, of each Subsidiary owned by the Company on the date of this Agreement and accurately identifies the Consolidated Subsidiaries, the Inactive Subsidiaries, the Substantially-owned Subsidiaries and the Wholly-owned Subsidiaries on the date of this Agreement.

                  SECTION 4.02. Authorization, Validity, Etc. The Company has the corporate or other power and authority to make and carry out this Agreement to make the Borrowings provided for herein and to perform its obligations hereunder and under the Fee Letter, and all such action has been duly authorized by all necessary corporate proceedings on its part. This Agreement and the Fee Letter have been duly and validly executed and delivered by the Company and both such agreements constitute valid and legally binding agreements of the Company enforceable in accordance with their respective terms, except, in each case, as such enforceability may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights.

                  SECTION 4.03. Governmental Consents, Etc. No authorization, consent, approval, license or exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary for the valid execution, delivery or performance by the Company of this Agreement or the Fee Letter.


                                                            Amended and Restated
                                                                Credit Agreement
                                      -36-

                  SECTION 4.04. Conflicting or Adverse Agreements or Restrictions. Neither the Company nor any of its Subsidiaries is a party to any contract or agreement or subject to any restriction which materially and adversely affects the business or assets or financial condition of the Company and its Subsidiaries taken as a whole. Neither the execution nor delivery of this Agreement or the Fee Letter nor compliance with the terms and provisions hereof or thereof nor any Borrowing will be contrary to the provisions of, or constitute a default under, (a) the charter or bylaws of the Company or any of its Subsidiaries or (b) any applicable law or any applicable regulation, order, writ, injunction or decree of any court or governmental instrumentality or (c) any agreement to which the Company or any of its Subsidiaries is a party or by which it is bound or to which it is subject, which default, in the case of clause (b) or (c) of this Section 4.04 could, individually or together with all other such defaults described in this Section 4.04, reasonably be expected to result in a material adverse change in the business or condition of the Company and its Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this Agreement and the Fee Letter.

                  SECTION 4.05. Title to Assets. The Company and each Subsidiary (except Inactive Subsidiaries) have good and indefeasible title to their respective assets, subject to no Liens, except those permitted in Section 5.02(d).

                  SECTION 4.06. Actions Pending. There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court or administrative agency which could reasonably be expected to result in a material adverse change in the business or condition of the Company and its Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this Agreement and the Fee Letter.

                  SECTION 4.07. Financial Statements. The Company has furnished or has caused to be furnished to each Bank (a) consolidated financial statements of the Company as at and for the fiscal year ended December 31, 1998, included in the Company's annual report for the fiscal year ended December 31, 1998 and accompanied by the report and opinion of Coopers & Lybrand L.L.P. (currently PricewaterhouseCoopers LLP), (b) the Annual Report of the Company on Form 10-K for the fiscal year ended December 31, 1998 and (c) the Quarterly Reports of the Company on Form 10-Q for the fiscal quarters ended March 31 and June 30, 1999 (the financial statements described in clauses (a) through (c) being collectively, the "Company Financials"). The Company Financials have been prepared in conformity with GAAP consistently followed (except as otherwise disclosed in such financial statements) throughout the periods involved and present fairly the consolidated financial condition of the Company and its Consolidated Subsidiaries and the consolidated results of operations of the Company and its Consolidated Subsidiaries as at the dates and for the periods indicated. There has been no material adverse change in the consolidated condition or operation, financial or otherwise, of the Company and its Subsidiaries since June 30, 1998.


                                                            Amended and Restated
                                                                Credit Agreement
                                      -37-

                  SECTION 4.08. Default. Neither the Company nor any of its Subsidiaries is in default in any respect under the provisions of any instrument evidencing any Debt or of any agreement relating thereto, or in default in any respect under any order, writ, injunction or decree of any court, or in default in any respect under or in violation of any law, order, regulation or demand of any governmental instrumentality, which defaults or violations could reasonably be expected to have a material adverse effect upon the business or properties of the Company and its Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this Agreement and the Fee Letter.

                  SECTION 4.09. Investment Company Act. Neither the Company nor any of its Subsidiaries is, or is directly or indirectly controlled by or acting on behalf of any Person which is, an "investment company," as such term is defined in the Investment Company Act of 1940, as amended.

                  SECTION 4.10. Public Utility Holding Company Act. Neither the Company nor any of its Subsidiaries is a non-exempt "holding company," or subject to regulation as such, or, to the knowledge of the Company's officers, an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 4.11. ERISA. Neither the Company nor any of its Subsidiaries has incurred any accumulated funding deficiency, within the meaning of ERISA, material to the Company and its Subsidiaries taken as a whole, whether or not waived, or any liability material to the Company and its Subsidiaries, when taken as a whole, under Title IV of ERISA.

                  SECTION 4.12. Payment of Taxes. The Company and each of its Subsidiaries (except Inactive Subsidiaries) have filed all federal and state income and franchise tax returns which, to the knowledge of the officers thereof, are required to be filed and have paid all taxes shown on said returns and all assessments which are due other than such taxes and assessments which are being contested in good faith by appropriate proceedings diligently conducted and for which reserves or other appropriate provisions, if any, as shall be required by GAAP, have been made. The consolidated federal income tax returns of the Company and its Consolidated Subsidiaries have been examined and reported on by the Internal Revenue Service for all fiscal years to and including the fiscal year ended December 31, 1994.

                  SECTION 4.13. Purpose of Loans. None of the proceeds of the Loans will be used for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U (herein called "Margin Stock") or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry Margin Stock, or for any other purpose which might constitute a "purpose" credit within the meaning of Regulation U, as now in effect or as they may hereafter be amended. Margin Stock did not on December 31, 1998, and does not on the date hereof constitute more than 25% of the assets of the Company or any of its Subsidiaries, and the Company

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                                                                Credit Agreement
                                      -38-
does not intend or foresee that Margin Stock will at any time during the term of this Agreement constitute more than 25% of such assets.

                  SECTION 4.14. Patents, Etc. The Company and each of its Subsidiaries have all patents, patent rights or licenses, trademarks, service marks, trademark rights, trade names, trade name rights, and copyrights which are required in order for it to conduct its business as now conducted without any known material conflict with the rights of others.

                  SECTION 4.15. No Material Guarantees or Letters of Credit. Each Assured Obligation and each Letter of Credit Obligation of the Company and its Subsidiaries is listed in the Company Financials, in the most recently delivered financial statements delivered pursuant to Section 5.01(a) or on
Schedule 4.15, other than any such Assured Obligation or Letter of Credit Obligation which individually does not exceed $100,000 or which together with all such other Assured Obligations and Letter of Credit Obligations does not exceed $1,000,000; provided, however, after the Effective Date, Schedule 4.15 shall be deemed to include all Assured Obligations and Letter of Credit Obligations of the Company and its Subsidiaries incurred or issued in accordance with the provisions of Section 5.02(h). Neither the Company nor any of its Subsidiaries has any liability, contingent or otherwise, which either individually or collectively with all such other liabilities could reasonably be expected to have a material adverse effect upon the business or properties of the Company and its Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this Agreement and the Fee Letter.

                  SECTION 4.16. Enhancement Agreements. Schedule 4.16 describes the principal amount of all obligations, including all Debt, Letter of Credit Obligations and unfunded commitments which are covered by any Enhancement Agreement; provided, however, after the Execution Date, Schedule 4.16 shall be deemed to include all such principal obligations described on the schedule most recently delivered pursuant to the last sentence of Section 5.01(a).

                  SECTION 4.17. Year 2000. Any reprogramming required to prevent the occurrence of a material adverse effect upon the business or properties of the Company and its Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this Agreement and the Fee Letter, in and following the year 2000, of (a) the computer systems of the Company and its Subsidiaries and (b) equipment containing embedded microchips (including systems and equipment supplied by others or with which the systems of the Company or any of its Subsidiaries interface) and the testing of all mission critical systems and equipment, as so reprogrammed, will be completed by November 30, 1999. The cost to the Company of such reprogramming and testing and of the reasonably foreseeable consequences of year 2000 to the Company and its Subsidiaries (including reprogramming errors and the failure of others' systems or equipment) will not result in a Default or an Event of Default or could reasonably be expected to have a material adverse effect upon the business or properties of the Company and its Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this Agreement and the Fee Letter. Except for such of the reprogramming referred to in the preceding sentence as may be necessary, the

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                                                                Credit Agreement
                                      -39-
computer and management information systems of the Company and its Subsidiaries are and, with ordinary course upgrading and maintenance, will continue for the term of this Credit Agreement to be, sufficient to permit the Company and its Subsidiaries to conduct their businesses without a material adverse effect upon the business or properties of the Company and its Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this Credit Agreement and the Fee Letter.


                                    ARTICLE V
                                    COVENANTS

                  SECTION 5.01. Affirmative Covenants. So long as any Loan shall remain unpaid or any Bank shall have any Commitment hereunder, unless the Majority Banks shall otherwise agree in writing, as follows:

                  (a) Financial Statements and Other Information. The Company shall deliver to each Bank:

                           (i) As soon as available, and in any event within 120 days after the end of each fiscal year, a copy of the annual audit report of the Company for such fiscal year containing a consolidated balance sheet, a consolidated statement of income, a consolidated statement of stockholders' equity and a consolidated statement of cash flows, all in reasonable detail and accompanied by a report and opinion of PricewaterhouseCoopers L.L.P. or another independent certified public accountant of recognized standing satisfactory to the Majority Banks. The Company will obtain from such accountants and deliver to each Bank at the time said financial statements are delivered the written statement of such accountants that in making the examination necessary for said report and opinion they have obtained no knowledge of any Event of Default or Default, or if such accountants shall have obtained knowledge of any Event of Default or Default, they shall state the nature and period of existence thereof in such statement; provided, that such accountants shall not be liable directly or indirectly to any such Bank for failure to obtain knowledge of any Event of Default or Default;

                           (ii) As soon as available, and in any event within 60 days after the end of each of the first three quarterly accounting periods in each fiscal year, a consolidated statement of stockholders' equity and the report of the Company to the Securities and Exchange Commission on Form 10-Q;

                           (iii) Promptly after sending or filing thereof, copies of all statements and reports sent to stockholders and all effective registration statements and regular or periodic reports filed with the Securities and Exchange Commission;


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                           (iv) Promptly upon request, such additional financial
           or other information as any Bank may reasonably request;

                           (v) Promptly, and in any case within five days after the President, the Senior Vice President and Chief Financial Officer, the Vice President and Treasurer or the General Counsel of the Company learns thereof, notice of (A) the occurrence of a Default or an Event of Default, (B) any material default of the Company or any of its Subsidiaries under any other borrowed money obligation, (C) any monetary or other material default of the Company or any of its Subsidiaries under any material contract or (D) receipt of any notice from any federal or other governmental instrumentality of any violation by the Company or any of its Subsidiaries of any legal requirement, which violation together with all other such violations by the Company and its Subsidiaries could reasonably be expected to have a material adverse effect upon the business or properties of the Company and its Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this Agreement and the Fee Letter, describing the nature of such Default, such Event of Default, such default or such violation and what action the Company or such Subsidiary, as the case may be, has taken or proposes to take with respect thereto; and

                           (vi) Promptly after each annual meeting of the Company's shareholders, an Officer's Certificate of the election and incumbency of the Company's officers and directors in form and substance satisfactory to the Banks.

                  All financial statements specified in clauses (i) and (ii) above shall be furnished in consolidated form for the Company and its Consolidated Subsidiaries. Investments by the Company in its Subsidiaries other than its Consolidated Subsidiaries shall be accounted for on the equity method. Together with each delivery of financial statements required by clauses (i) and
(ii) above, the Company will deliver to each Bank (y) schedules and/or computations demonstrating that the Company is in compliance with its covenants in Sections 5.02(a), 5.02(b), 5.02(c), 5.02(d), 5.02(h), 5.02(k) and 5.02(l) or
reflecting any noncompliance therewith as at the applicable date and (z) an Officer's Certificate stating that there exists no Event of Default or Default, or, if any Event of Default or Default exists, stating the nature thereof, the period of existence thereof and what action the Company has taken or proposes to take with respect thereto. Together with each delivery of financial statements required by clause (i) above, the Company will deliver to each such Bank a schedule of the principal amount of all obligations of the Company covered by any Enhancement Agreement.

                  (b) Books and Records. The Company shall maintain, and cause each of its Subsidiaries to maintain, proper books of record and account in accordance with generally accepted accounting practices.

                  (c) Insurance. The Company shall maintain, and cause each of its Subsidiaries to maintain, insurance with responsible companies (or by self insurance to the extent authorized by

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



law) in such amounts and against such risks as is customarily carried on comparable business and properties, and furnish to the Banks, upon request by the Administrative Agent or any Bank, an Officer's Certificate containing full information as to the insurance carried and self insurance levels maintained; and promptly after notice in writing from the Administrative Agent obtain such additional insurance as the Administrative Agent may reasonably request and which is customarily carried on comparable businesses or properties.

                  (d) Maintenance of Property. The Company shall cause its property and the property of its Subsidiaries to be maintained, preserved, protected and kept in good repair, working order and condition so that the business carried on in connection therewith may be conducted properly and efficiently.

                  (e) Inspection of Property and Records. Upon reasonable advance notice, the Company shall permit any Person designated by the Administrative Agent or any of the Banks in writing to visit and inspect any of the properties, corporate books and financial records of the Company and its Subsidiaries and discuss their respective affairs and finances with their principal officers, all at such times as the Administrative Agent or such Bank may reasonably request.

                  (f) Existence, Laws, Obligations. The Company shall maintain its corporate existence, comply and cause its Subsidiaries (except Inactive Subsidiaries) to comply with all applicable statutes and governmental regulations, including all applicable environmental statutes and regulations (except those the validity or applicability of which the Company shall be contesting in good faith and by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall have been required by GAAP, have been made), where the failure to so comply would have a material adverse effect on the business, operations, property or condition of the Company and its Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this Agreement and the Fee Letter, and pay and cause its Subsidiaries (except Inactive Subsidiaries) to pay all taxes, assessments, governmental charges, claims for labor, supplies, rent and other obligations which if unpaid might become a Lien against the property of the Company or such Subsidiary (except Inactive Subsidiaries), and where the failure to make such payment or where the creation of such Lien would have a material adverse effect on the business, operations, property or condition of the Company and its Subsidiaries taken as a whole or upon the ability of the Company to perform its obligations under this Agreement and the Fee Letter, except any of the foregoing liabilities being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall have been required by GAAP, have been made.

                  SECTION 5.02. Negative Covenants. So long as any Loan shall remain unpaid or any Bank shall have any Commitment hereunder, without the written consent of the Majority Banks:

                  (a) Net Worth. The Company will not permit Net Worth at any time to be less than the sum of (a) $2,500,000,000, plus (b) 50% of Consolidated Net Income (if positive) for each

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



fiscal quarter ending during the period from January 1, 1999 to the end of its most recently completed fiscal quarter, plus (c) 100% of the net proceeds received by the Company after January 1, 1999 from all shares, rights to purchase, warrants, options, participations or other equivalents of the Company's equity, including all common stock and preferred stock.

                  (b) Debt. (i) The Company will not permit the ratio of Consolidated Debt to Total Capitalization at any time to be greater than .60 to 1.0.

                           (ii) The Company will not permit the sum of (A) the aggregate amount of Debt of its Subsidiaries (other than Debt held by the Company) plus (B) Assured Obligations of its Subsidiaries to exceed 20% of Net Worth.

                  (c) EBITDA. The Company will not permit the ratio of Consolidated EBITDA to Interest Expense at any time to be less than 2.75 to 1.0 calculated at the end of each fiscal quarter for such fiscal quarter and the immediately preceding three fiscal quarters."

                  (d) Liens, Etc. The Company will not, and will not permit any of its Subsidiaries to, incur any Liabilities secured by a Lien upon any of the assets of the Company or any such Subsidiary or upon any shares of stock or any long-term receivable of the Company due from any of its Subsidiaries (whether such assets, shares of stock or long-term receivables are now owned or hereafter acquired) without in any such case effectively providing concurrently with the incurrence of any such Liability that all sums payable at that time or thereafter under this Agreement (together with, if the Company shall so determine, any other Liabilities of the Company or such Subsidiary then existing or thereafter created which is not subordinate to such sums) shall be secured equally and ratably with (or at the option of the Company, prior to) such Liability, so long as such Liability shall be so secured; provided, however, that nothing in this Section 5.02(d) shall prevent, restrict or apply to (and there shall be excluded from secured Debt in any computation under this Section 5.02(d)) Liabilities secured by):

                           (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business that are not yet past due or which are being contested by the Company or such Subsidiary in good faith and against which adequate reserves as required by GAAP have been established by the Company or such Subsidiary, as the case may be;

                           (ii) Pledges or deposits made in the ordinary course of business to secure payment of worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, old-age pensions or other social security programs;

                           (iii) Liens of mechanics, materialmen, repairmen, warehousemen, carriers or other like Liens, securing obligations incurred in the ordinary course of business that are not yet past due or which are being contested by the Company or such Subsidiary in good

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         faith and against which adequate reserves as required by GAAP have been established by the Company or such Subsidiary, as the case may be;

                           (iv) Liens which secure Liabilities owing by a Subsidiary of the Company to the Company or to another Subsidiary of the Company;

                           (v) Deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                           (vi) Easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary; and

                           (vii) Liens not otherwise permitted under this
         Section 5.02(d) which secure Liabilities permitted hereunder not exceeding, as to the Company and its Consolidated Subsidiaries, 5% of Consolidated Assets at any time outstanding.

                  (e) Stock of Subsidiaries, Merger, Sale of Assets, Etc. The Company will not permit any of its Subsidiaries to issue or dispose of its Equity Interests (other than directors' qualifying shares) except to the Company or to another Subsidiary of the Company, and the Company will not and will not permit any of its Subsidiaries to sell or otherwise dispose of any Equity Interests of, or obligation (howsoever evidenced) from, any Subsidiary of the Company, or merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets (as distinguished from sales of excess land and other assets in the ordinary course of business which are permitted), whether in one transaction or a series of transactions, provided, however, that so long as after giving effect thereto no Default or Event of Default shall exist, the following transactions shall be permitted pursuant to this Section 5.02(e):

                           (i) Any corporation including any Subsidiary of the Company may merge or consolidate with the Company provided that the Company shall be the continuing or surviving corporation;

                           (ii) Any corporation may merge into or consolidate with any Subsidiary of the Company provided that the continuing or surviving corporation is a Subsidiary of the Company;

                           (iii) Any Subsidiary of the Company may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Subsidiary of the Company;


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



                           (iv) Provident may sell, lease, transfer or otherwise dispose of the Equity Interests or any assets of any Enforcement Subsidiary in an arm's-length transaction;

                           (v) The Company may, with respect to any Acquisition, effect a disposition of Equity Interests or assets to the extent required pursuant to any agreement or consent order entered into between the Company and the Federal Trade Commission in connection with and as a condition to such Acquisition; and

                           (vi) The Company or any of its Subsidiaries may sell or otherwise dispose of all or any part of their respective assets if, after giving effect to such sale or other disposition the aggregate amount of all such sales and dispositions by the Company and its Subsidiaries (including all dispositions pursuant to clause (v) above) occurring on and after the Execution Date to the date of such sale or disposition do not exceed 10% of Consolidated Assets on the date of such sale or disposition.

Consensual Liens granted by the Company or any of its Subsidiaries permitted pursuant to Section 5.02(d) shall not constitute a "disposition" for purposes of this Section 5.02(d) until such time as holder of any such Lien forecloses or otherwise enforces such Lien.

                  (f) Change in Accounting Method. The Company will not and will not permit any of its Subsidiaries to make any change in the method of computing depreciation for financial statement purposes or any other material change in accounting methods other than such changes as may be required by the Financial Accounting Standards Board or the Securities and Exchange Commission or to conform newly acquired Subsidiaries to the Company's accounting methods. Upon making any such change, the Company will promptly give the Banks notice thereof.

                  (g) Change of Business. The Company will not and will not permit any of its Subsidiaries to engage in a line or lines of business other than those being engaged in by the Company or one or more of its existing Subsidiaries on the date of this Agreement and lines of business related to the death care industry.

                  (h) Guaranties and Letters of Credit. The Company will not and will not permit any Subsidiary of the Company to make or permit to remain outstanding any Assurance or any Letter of Credit unless, after giving effect thereto, the aggregate amount of all Assured Obligations and Letter of Credit Obligations then outstanding shall not exceed 20% of Net Worth, excluding, without duplication, the sum of the aggregate outstanding amount of all Debt of the Company and its Subsidiaries guaranteed by any such Assurances.

                  (i) ERISA. The Company will not at any time permit any Plan to:


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



                           (i) Engage in any "prohibited transaction" as such term is defined in Section 4975 of the Code or in Section 406 of ERISA for which there is no applicable exemption;

                           (ii) Incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived;

                           (iii) Be terminated under circumstances which are likely to result in the imposition of a Lien on the property of the Company or any member of the ERISA Group pursuant to Section 4068 of ERISA, if and to the extent such termination is within the control of the Company; or

                           (iv) Cease to comply in any material respect with the provisions of the Code and ERISA applicable to such Plan,

if any event or condition described in clause (i), (ii), (iii) or (iv) above is likely to subject the Company or any member of its ERISA Group to a liability which, in the aggregate, is material in relation to the business, operations, property or condition, financial or otherwise, of the Company and the other members of its ERISA Group on a consolidated basis.

                  (j) Restriction on Use of Proceeds. Neither the Company nor any agent acting on behalf of the Company has taken or will take any action, or has suffered to exist or will suffer to exist any condition, that might cause this Agreement or any Loan to violate Regulation U, Regulation X, or any other regulation of the Board or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect. The Company will not use, directly or indirectly, the proceeds of any Loan hereunder to acquire any security (within the meaning of the Securities Exchange Act of 1934, as amended), in any tender offer subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended, unless such tender offer has been approved by the Board of Directors (or other analogous body) of the issuer of the securities that are the subject of such tender offer, so long as a majority of the directors (or members) constituting such Board (or such body) were directors (or members) at least 30 days prior to the making of such tender offer.

                  (k) Distributions. The Company will not, and will not permit any Subsidiary to, at any time, declare or make, or incur any liability to declare or make, any Distribution unless immediately after giving effect to such action:

                           (i) the aggregate amount of Distributions of the Company and its Subsidiaries declared or made during the period commencing on November 2, 1999, and ending on the date such Distribution is declared or made, inclusive, would not exceed the sum of


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



                                    (A) 50% of Consolidated Net Income for such
                  period (or minus 100% of Consolidated Net Income for such period if Consolidated Net Income for such period is a loss), plus

                                    (B) the aggregate amount of proceeds of
                  issuance of the capital stock of the Company for such period; and

                           (ii) no Default or Event of Default would exist.

                  (l) Acquisitions. The Company will not nor will it permit any of its Subsidiaries to make any Acquisition or series of related Acquisitions if the aggregate fair market value of the total consideration provided by the Company and such Subsidiaries (including cash and other property and liabilities assumed and including Equity Interests) would exceed $250,000,000.


                                   ARTICLE VI
                                EVENTS OF DEFAULT

                  SECTION 6.01. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

                  (a) Failure to Pay the Loans. The Company shall fail to pay or prepay (i) any principal of or interest on any Loan when due under this Agreement or (ii) any other amount due hereunder within ten days following the date on which payment of such other amount is due; or

                  (b) Failure to Pay Certain Other Indebtedness. The Company or any of its Subsidiaries does not pay principal of or interest on any other Debt, Assured Obligation or Letter of Credit Obligation, in an amount of $50,000,000 or more, owed to a financial institution, when due or within any grace period allowed by such Debt, Assured Obligation or Letter of Credit Obligation, or if the holder of such other Debt, Assured Obligation or Letter of Credit Obligation declares, or may declare, such other Debt, Assured Obligation or Letter of Credit Obligation due prior to its stated maturity because of the Company's or such Subsidiary's default thereunder unless such default is waived or cured within one business day of its discovery; or

                  (c) Failure to Pay Other Indebtedness. The Company or any of its Subsidiaries does not pay principal of or interest on any Debt, Assured Obligation or Letter of Credit Obligation, in an amount of $50,000,000 or more (except those described in Sections 6.01(a) and 6.01(b)) within five days after the date due (or within any longer period of grace that may be allowed by the terms thereof) or if the holder or holders (or a trustee on behalf of such holder or holders) of such other obligation declares such Debt, Assured Obligation or

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



         Letter of Credit Obligation due (or such Debt, Assured Obligation or Letter of Credit Obligation becomes due without such declaration) prior to its stated maturity because of the Company's or such Subsidiary's default thereunder, provided that if the holder of any such Debt, Assured Obligation or Letter of Credit Obligation accelerates the maturity thereof and the Company or such Subsidiary promptly (and in any case within 30 days following such acceleration) pays such Debt, Assured Obligation or Letter of Credit Obligation, it shall not be in default under this Section 6.01(c) by reason of such acceleration; or

                  (d) Misrepresentation. Any material representation or warranty made or deemed made by or on behalf of the Company herein or in any writing furnished in connection with this Agreement shall be false or misleading in any material respect when made or deemed made or furnished; or

                  (e) Violation of Certain Covenants. The Company violates any covenant, agreement or condition contained in Section 5.02; or

                  (f) Violation of Other Covenants. The Company violates any other covenant, agreement or condition contained herein and such violation shall not have been remedied within 30 days after written notice shall have been given to the Company by the Administrative Agent; or

                  (g) Assignment for Benefit of Creditors. The Company or any of its Material Subsidiaries makes an assignment for the benefit of creditors; or

                  (h) Voluntary Bankruptcy. The Company or any of its Material Subsidiaries applies to any tribunal for the appointment of a trustee or receiver or custodian of any substantial part of the assets of the Company or such Material Subsidiary, or commences any proceedings relating to the Company or such Material Subsidiary under any bankruptcy, reorganization, rearrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction; or

                  (i) Involuntary Bankruptcy. Any such application is filed, or any such proceedings are commenced, against the Company or any of its Material Subsidiaries, and the Company or such Material Subsidiary indicates its approval, consent or acquiescence, or an order is entered appointing such trustee or receiver or custodian, or adjudicating the Company or any of its Material Subsidiaries bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for 60 days; or

                  (j) Dissolution or Split-Up. Any order is entered in any proceeding against the Company or any of its Subsidiaries (i) which shall have contributed more than 15% of Consolidated Net Income during the immediately preceding fiscal year or (ii) the tangible assets of which shall have constituted more than 15% of Tangible Consolidated Assets of the

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         Company as at the end of the immediately preceding fiscal year, decreeing the dissolution or split-up of the Company or such Subsidiary, and such order remains in effect for 60 days; or

                  (k) Failure to Pay Dividend. The Company does not pay any dividend on any of its capital stock as declared or permits any dividend to accumulate on any of its capital stock in respect of which cumulative dividends are provided for; or

                  (l) Undischarged Judgment. Final judgment for the payment of money in excess of $10,000,000 shall be rendered against the Company or any of its Subsidiaries and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed; or

                  (m) ERISA Default. The actuarial present value of unfunded vested benefits under all Plans (other than multiemployer plans, as defined in Section 3(37) of ERISA) shall exceed $10,000,000 (excluding in such computation any Plan with assets greater than benefit liabilities), or any one or more of the following events shall occur with respect to a Plan or Plans and such occurrence (or occurrences, in the aggregate) could result in liability of the Company or any of its Subsidiaries to the PBGC or to the Plan or Plans in the aggregate amount of $10,000,000 or more for the Company and such Subsidiaries taken as a whole:

                           (i) Any finding or determination shall be made under
                  Section 4041(c) or (e) of ERISA;

                           (ii) Any fact or circumstance shall occur which, in
                  the reasonable opinion of the Majority Banks, provides grounds for the commencement of any proceeding under Section 4042 of ERISA;

                           (iii) Any proceeding shall be commenced under Section
                  4042 of ERISA;

                           (iv) Any Plan termination; or

                           (v) Any full or partial withdrawal (as such terms are
                  defined in Title IV of ERISA);

         then, (i) if any Event of Default described in Section 6.01(h) or
         Section 6.01(i) shall occur and be continuing, all Loans then outstanding hereunder and interest accrued thereon and all other liabilities hereunder shall thereupon become and be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, or other notice of any kind to the Company or any other Person, all of which are hereby expressly waived by the Company, the Commitments shall thereupon immediately terminate and the Banks shall be under no further obligation to make Loans hereunder, and (ii) if any other Event of Default

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



         shall occur and be continuing, the Administrative Agent shall (A) if requested by the Majority Banks, by notice to the Company, terminate the Commitments and they shall thereupon immediately terminate and (B) if requested by the Majority Banks, by notice to the Company, declare all Loans then outstanding hereunder and interest accrued thereon and all other liabilities of the Company hereunder and under the Fee Letter to be immediately due and payable, and the same shall thereupon become and be forthwith due and payable without presentment, demand, protest, notice of intent to accelerate, or other notice of any kind to the Company or any other Person, all of which are hereby expressly waived by the Company.


                                   ARTICLE VII
                            THE ADMINISTRATIVE AGENT

                  SECTION 7.01. Authorization and Action. Subject to Section 7.06, each Bank hereby irrevocably appoints and authorizes the Administrative Agent to act on its behalf and to exercise such powers under this Agreement as are specifically delegated to or required of the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including enforcement or collection of the Loans) the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, or applicable law.

                  SECTION 7.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the Loans (a) with the consent or at the request of the Majority Banks or (b) in the absence of its or their own gross negligence or willful misconduct (IT BEING THE EXPRESS INTENTION OF THE PARTIES THAT THE ADMINISTRATIVE AGENT AND ITS DIRECTORS, OFFICERS, AGENTS AND EMPLOYEES SHALL HAVE NO LIABILITY FOR ACTIONS AND OMISSIONS UNDER THIS SECTION 7.02 RESULTING FROM THEIR SOLE ORDINARY OR CONTRIBUTORY NEGLIGENCE). Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the original holder, or the holder named in the most recent notice of assignment received by it pursuant to this Section 7.02, as the case may be, of each Loan as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such holder and in form satisfactory to the Administrative Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Bank and shall not be responsible to any Bank for any statements, warranties or representations made in or in connection with this Agreement or any Loan; (iv) except as

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otherwise expressly provided herein, shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or to inspect the property (including the books and records) of the Company; (v) shall not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any instrument or document furnished pursuant hereto; and
(vi) shall incur no liability under or in respect of this Agreement or any Loan by acting upon any notice, consent, certificate or other instrument or writing (which may be by facsimile transmission) reasonably believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 7.03. Administrative Agent and Affiliates; Chase and Affiliates. Without limiting the right of any other Bank to engage in any business transactions with the Company or any of its Affiliates, with respect to their Commitments and the Loans, if any, made by them, Chase and each other Bank that may become the Administrative Agent shall have the same rights and powers under this Agreement and its Loans as any other Bank and may exercise the same as though it were not the Administrative Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include Chase and any such other Bank, in their individual capacities. Chase, each other Person who becomes the Administrative Agent and their respective Affiliates may be engaged in, or may hereafter engage in, one or more loans, letters of credit, leasing or other financing activities not the subject of this Agreement (collectively, the "Other Financings") with the Company or any of its Affiliates, or may act as trustee on behalf of, or depositary for, or otherwise engage in other business transactions with, the Company or any of its Affiliates (all Other Financings and other such business transactions being collectively, the "Other Activities") with no responsibility to account therefor to the Banks. Without limiting the rights and remedies of the Banks specifically set forth herein, no other Bank by virtue of being a Bank hereunder shall have any interest in (a) any Other Activities, (b) any present or future guarantee by or for the account of the Company not contemplated or included herein, (c) any present or future offset exercised by the Administrative Agent in respect of any such Other Activities, (d) any present or future property taken as security for any such Other Activities or
(e) any property now or hereafter in the possession or control of the Administrative Agent which may be or become security for the obligations of the Company or any of its Affiliates hereunder and under the Loans by reason of the general description of indebtedness secured, or of property contained in any other agreements, documents or instruments related to such Other Activities; provided, however, that if any payment in respect of such guarantees or such property or the proceeds thereof shall be applied to reduction of the obligations hereunder, then each Bank shall be entitled to share in such application according to its pro rata portion of such obligations.

                  SECTION 7.04. Bank Credit Decision. Each Bank acknowledges and agrees that it has, independently and without reliance upon the Administrative Agent or any other Bank and based on the financial statements referred to in
Section 4.07 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges and agrees that it will, independently and without reliance upon the Administrative Agent or any other Bank and based on such documents and

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information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

                  SECTION 7.05. Administrative Agent's Indemnity. The Administrative Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement or the Loans unless indemnified to the Administrative Agent's satisfaction by the Banks against loss, cost, liability and expense. If any indemnity furnished to the Administrative Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition, the Banks agree to indemnify the Administrative Agent (to the extent not reimbursed by the Company), ratably according to the respective aggregate principal amounts of the Loans then owing to each of them (or if no Loans are at the time outstanding, ratably according to the respective aggregate amounts of their Commitments, or if no Commitments are outstanding, the respective aggregate amounts of the Commitments immediately prior to the time the Commitments ceased to be outstanding), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Administrative Agent under this Agreement (including any action taken or omitted under Article II). Without limitation of the foregoing, each Bank agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, administration, or enforcement of, or legal advice in respect of rights or responsibilities under, this Agreement to the extent that the Administrative Agent is not reimbursed for such expenses by the Company. The provisions of this
Section 7.05 shall survive the termination of this Agreement and/or the payment or assignment of any of the Loans. Notwithstanding the foregoing, no Bank shall be liable under this Section 7.05 to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements due to the Administrative Agent resulting from the Administrative Agent's gross negligence or willful misconduct. Each Bank agrees, however, that it expressly intends, under this
Section 7.05, to indemnify the Administrative Agent ratably as aforesaid for all such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements arising out of or resulting from the Administrative Agent's sole, ordinary or contributory negligence.

                  SECTION 7.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Company and may be removed as Administrative Agent under this Agreement at any time, with or without cause, by the Majority Banks. Upon any such resignation or removal, the Majority Banks shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Banks, and shall have accepted such appointment, within 30 calendar days after the retiring Administrative Agent's giving of notice of resignation or the Majority Banks' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf

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of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any state thereof and having a combined capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal as Administrative Agent hereunder, the provisions of this
Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

                  SECTION 7.07. Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent shall have received notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." If the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Banks; provided, however, if such notice is received from a Bank, the Administrative Agent also shall give notice thereof to the Company. The Administrative Agent shall be entitled to take action or refrain from taking action with respect to such Default or Event of Default as provided in Section 7.01 and Section 7.02.

                  SECTION 7.08. No Duty. No agent other than the Administrative Agent shall have any duties, responsibilities or liabilities in such capacity with respect to the administration or enforcement of this Agreement.


                                  ARTICLE VIII
                                  MISCELLANEOUS

                  SECTION 8.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Company herefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Banks in all cases, and then, in any case, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Bank affected thereby, do any of the following: (a) change the definition of "Majority Banks" contained in
Section 1.01, (b) except as expressly provided in Section 2.14(f) or Section 2.15(c), reduce or increase the amount or alter the terms of the Commitments of any Banks or subject any Banks to any additional obligations, (c) reduce or forgive the principal of, or rate or amount of interest applicable to, any Loan other than as provided in this Agreement, or any fees hereunder, (d) postpone any date fixed for any payment of principal of, or interest on, the Loans or any fees hereunder, (e) change Section 4.13, this Section 8.01, the last sentence of
Section 8.11(a) or, (f) change the percentage of the Commitments or of the aggregate unpaid principal amount of the

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



Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action hereunder; and provided that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Banks required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement.

         SECTION 8.02. Notices, Etc. The Administrative Agent, any Bank, or the holder of any Loan, giving consent or notice or making any request of the Company provided for hereunder, shall notify each Bank and the Administrative Agent thereof. In the event that the holder of any Loan (including any Bank) shall transfer such Loan, it shall promptly so advise the Administrative Agent which shall be entitled to assume conclusively that no transfer of any Loan has been made by any holder (including any Bank) unless and until the Administrative Agent receives written notice to the contrary. Notices, consents, requests, approvals, demands and other communications (collectively "Communications") provided for or required herein shall be in writing (including facsimile Communications) and mailed, sent by facsimile transmission or delivered:

                  (a)      If to the Company, to it at:
                           1929 Allen Parkway
                           P.O. Box 130548
                           Houston, Texas   77019-0548
                           Telecopy Number:   (713) 525-9067
                           Attention:   Secretary

                  (b)      If to the Administrative Agent, to it at:
                           Chase Agent Services
                           One Chase Manhattan Plaza, 8th Floor
                           New York, New York   10081
                           Telephone Number:   (212) 552-7277
                           Telecopy Number:   (212) 552-5658
                           Attention: Janet Belden

                           with a copy to:

                           Chase Bank of Texas, National Association
                           707 Travis Street, 5 CBBN 78
                           Houston, Texas  77002
                           Telephone Number:   (713) 216-5324
                           Telecopy Number:   (713) 216-6004
                           Attention: Michael Ondruch

                  (c) If to any Bank, as specified on the signature page for such Bank hereto or, in the case of any Person who becomes a Bank after the date hereof, as specified on the signature page of the Assignment and Acceptance executed by such Bank, or as to any party, such other address or

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facsimile number as such party may hereafter specify for such purpose in a
Communication to the other parties hereto.

                  (d) All Communications shall, when mailed, sent by facsimile transmission or delivered, be effective when deposited in the mails to any party at its address specified above, on the signature page hereto, or on the signature page of such Assignment and Acceptance (or other address designated by such party to the other parties hereto) or sent by facsimile transmission to any party to the facsimile transmission number as set forth herein or on the signature pages hereto, or on the signature pages of such Assignment and Acceptance (or other facsimile number designated by such party in a Communication to the other parties hereto) or delivered personally to any party at its address specified above, on the signature page hereof or on the signature page of such Assignment and Acceptance (or other address designated by such party in a Communication to the other parties hereto; provided, however, Communications to the Administrative Agent pursuant to Article II or Article VII shall not be effective until received by the Administrative Agent; and provided, further, that the Company shall indemnify each of the Administrative Agent and the Banks against any costs, claim, loss, expense (including legal fees) or liability which any of them may sustain or incur as a consequence of any facsimile notice or communication originating from the Company not being actually received by or delivered to the intended recipient thereof or any facsimile communication purporting to originate from the Company being made or delivered fraudulently.

                  SECTION 8.03. No Waiver; Remedies. No failure on the part of any Bank or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, or any abandonment or discontinuance of any steps to enforce such right, preclude any other or further exercise thereof or the exercise of any other right. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 8.04. Costs, Expenses and Taxes. The Company agrees to pay on demand: (a) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration of this Agreement and the other documents to be delivered hereunder, including the reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent with respect thereto and with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and any modification, supplement or waiver of any of the terms of this Agreement or any modification or extension of the Loans, and (b) all reasonable costs and expenses of each of the Banks and the Administrative Agent (including reasonable counsel fees and expenses of outside counsel and the reasonable allocated costs of in-house legal services) in connection with the enforcement of this Agreement and the Loans. In addition, unless prohibited by applicable law, the Company shall pay any and all stamp, mortgage and similar taxes payable or determined to be payable in connection with the execution and delivery or enforcement of this Agreement and the Loans and the other documents to be delivered hereunder, and agrees to save the Administrative Agent and each Bank harmless from and against any and all

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



liabilities with respect to or resulting from any delay in paying or omission to pay such taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery or enforcement of this Agreement. Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section 8.04 shall survive the termination of this Agreement and the payment or assignment of the Loans.

                  SECTION 8.05. Indemnity. (a) The Company shall indemnify the Administrative Agent, the Banks and each Affiliate thereof and their respective directors, officers, employees and agents from, and hold each of them harmless against, any and all losses, liabilities, claims and damages to which any of them may become subject, insofar as such losses, liabilities, claims and damages arise out of or result from (i) any actual or proposed use by the Company of the proceeds of any extension of credit by any Bank hereunder or (ii) any investigation, litigation or other proceeding (including any threatened investigation or proceeding) relating to the foregoing, and the Company shall reimburse the Administrative Agent and each Bank, and each Affiliate thereof and their respective directors, officers, employees and agents, upon demand for any expenses (including legal fees) reasonably incurred in connection with any such investigation or proceeding; but excluding any such losses, liabilities, claims, damages or expenses incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified.

                  (b) WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED HEREUNDER OR THEREUNDER SHALL BE INDEMNIFIED AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS AND DAMAGES ARISING OUT OF OR RESULTING FROM THE ORDINARY, SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON. Without prejudice to the survival of any other obligations of the Company hereunder, the obligations of the Company under this Section 8.05 shall survive the termination of this Agreement and the payment or assignment of the Loans.

                  SECTION 8.06. Right of Setoff. If any Event of Default shall have occurred and be continuing, each Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Bank or any branch, subsidiary or Affiliate of such Bank to or for the credit or the account of the Company against any of and all the obligations of the Company now or hereafter existing under this Agreement and any Loan held by such Bank, irrespective of whether or not such Bank or the Administrative Agent shall have made any demand under this Agreement and although such obligations may be unmatured. Each Bank agrees promptly to notify the Company as to which such setoff and application was made after any such setoff and application made by such Bank, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Bank under this Section 8.06 are in addition to other rights and remedies (including other rights of setoff) which such Bank may have.


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



                  SECTION 8.07. Governing Law. This Agreement and all other documents executed in connection herewith (including each Assignment and Acceptance ) shall be deemed to be contracts and agreements executed by the Company, the Administrative Agent and the Banks party thereto under the laws of the State of New York and of the United States and for all purposes shall be construed in accordance with, and governed by, the laws of said state and of the United States. Without limitation of the foregoing, nothing in this Agreement or in any such other agreement shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the amount of interest which such Bank may contract for, take, receive, reserve or charge in respect of any Loans, including any right to contract for, take, receive, reserve and charge interest at the rate allowed by the law of the state where such Bank is located.

                  SECTION 8.08. Interest. Anything in this Agreement to the contrary notwithstanding, the Company shall never be required to pay unearned interest on any Loan and shall never be required to pay interest on such Loan at a rate in excess of the Highest Lawful Rate, and if the effective rate of interest which would otherwise be payable under this Agreement and such Loan would exceed the Highest Lawful Rate, or if the holder of such Loan shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this Agreement and such Loan to a rate in excess of the Highest Lawful Rate, then (a) the amount of interest which would otherwise be payable by the Company under this Agreement and such Loan shall be reduced to the amount allowed under applicable law; and (b) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall be credited on the principal of such Loan. It is further agreed that all calculations of the rate of interest contracted for, charged or received by any Bank under the Loans made by it, or under this Agreement, which are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to such Bank (such Highest Lawful Rate being such Bank's "Maximum Permissible Rate"), shall be made, to the extent permitted by usury laws applicable to such Bank (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the period of the full stated term of the Loans all interest at any time contracted for, charged or received by such Bank in connection therewith. If at any time and from time to time (y) the amount of interest payable to any Bank on any date shall be computed at such Bank's Maximum Permissible Rate pursuant to this Section 8.08 and (z) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Bank would be less than the amount of interest payable to such Bank computed at such Bank's Maximum Permissible Rate, then the amount of interest payable to such Bank in respect of such subsequent interest computation period shall continue to be computed at such Bank's Maximum Permissible Rate until the total amount of interest payable to such Bank shall equal the total amount of interest which would have been payable to such Bank if the total amount of interest had been computed without giving effect to this Section 8.08.

                  SECTION 8.09. Survival of Representations, Warranties and Covenants. All representations, warranties and covenants contained herein or made in writing by the Company in

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



connection herewith shall survive the execution and delivery of this Agreement, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not, provided, that the undertaking of the Banks to make Loans to the Company shall not inure to the benefit of any successor or assign of the Company.

                  SECTION 8.10. Binding Effect. This Agreement shall become effective when it shall have been executed by the Company and the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and, except as provided in Section 8.09, thereafter shall be binding upon and inure to the benefit of the Company, the Administrative Agent and each Bank and their respective successors and assigns.

                  SECTION 8.11. Successors and Assigns; Participations. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party; and all covenants, promises and agreements by or on behalf of the Company, the Administrative Agent or the Banks that are contained in this Agreement shall bind and inure to the benefit of their respective successors and permitted assigns. The Company may not assign or transfer any of its rights or obligations hereunder without the written consent of all the Banks.

                  (b) Each Bank, without the consent of the Company, may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments and the Loans owing to it); provided, however, that (i) the selling Bank's obligations under this Agreement shall remain unchanged; (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations; (iii) the participating banks or other entities shall be entitled to the cost protection provisions contained in
Article II and Section 8.04; and (iv) the Company, the Administrative Agent and the other Banks shall continue to deal solely and directly with the selling Bank in connection with such Bank's rights and obligations under this Agreement; provided, however, that each Bank shall retain the sole right and responsibility to enforce the obligations of the Company relating to the Loans including the right to approve any amendment, modification or waiver of any provision of this Agreement; and further provided, however, the selling Bank may grant a participant voting rights with respect to amendments, modifications or waivers with respect to any fees payable hereunder (including the amount and the dates fixed for the payment of any such fees) or the amount of principal or the rate of interest payable on, or the dates fixed for any payment of principal of or interest on, the Loans. Each Bank shall provide the Company with prompt notice of the identity of each participating bank to which a participation in its Commitment or any Loan is sold and the amount of such participation.

                  (c) With the prior consent of the Company and the Administrative Agent, such consent not to be unreasonably withheld, a Bank may assign to one or more Eligible Assignees (provided, however, no such consent shall be required if such Eligible Assignee is a Bank or an Affiliate of a Bank) and, without the consent of the Company or the Administrative Agent, a Bank

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



may assign to one of its Affiliates, all or a portion of its interests, rights, and obligations under this Agreement (including all or a portion of its Commitments and the same portion of the Loans at the time owing to it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement and partial assignments shall (except in the case of assignments to an Affiliate of such Bank or to other Banks), be in a minimum principal amount of $5,000,000 and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register (as defined below), an Assignment and Acceptance substantially in the form of Exhibit 8.11 (an "Assignment and Acceptance"), together with a properly completed Administrative Questionnaire from such Eligible Assignee and a processing and recordation fee of $2,000; provided, however, the Company shall not have any obligation to pay or reimburse any Person for the payment of such processing and recordation fee, except for assignments pursuant to Section 2.14 or Section 2.15. The Eligible Assignee party to each Assignment and Acceptance also shall deliver a copy of its Administrative Questionnaire to the Company. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless otherwise provided in such Assignment and Acceptance) (x) the Eligible Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the assignor Bank thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto, provided, however, such Bank shall have the benefits of Section 2.14, Section 2.20, Section 8.04 and Section 8.05).

                  (d) By executing and delivering an Assignment and Acceptance, the Bank assignor thereunder and the Eligible Assignee confirm to and agree with each other and the other parties hereto as follows: (i) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim known to such Bank assignor, such Bank assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Bank assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or the performance or observance of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such Eligible Assignee confirms that it has received a copy of this Agreement together with copies of the most recent financial statements delivered pursuant to Section 4.07 or Section 5.01(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;
(iv) such Eligible Assignee will, independently and without reliance upon the Administrative Agent, such Bank assignor or any other Bank and based on such documents and

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



information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such Eligible Assignee appoints and authorizes the Administrative Agent to take such action on behalf of such Eligible Assignee and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; (vi) such Eligible Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Bank and (vii) such Eligible Assignee confirms that it is an Eligible Assignee as defined herein.

                  (e) The Administrative Agent shall maintain at its office a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks and the Commitments of, and principal amount of the Loans owing to, each Bank from time to time (the "Register"). The entries in the Register shall, to the extent permitted by law, be conclusive, in the absence of manifest error, and the Company, the Administrative Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Bank at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and an Eligible Assignee and, if required, the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit 8.11, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Banks and the Company.

                  (g) Notwithstanding any other provision herein, any Bank may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 8.11 disclose to the assignee or participant or proposed assignee or participant, any information relating to the Company furnished to such Bank by or on behalf of the Company; provided, that prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality, pursuant to
Section 8.12, of any confidential information relating to the Company received from such Bank.

                  (h) Anything in this Section 8.11 to the contrary notwithstanding, any Bank may at any time, without the consent of the Company or the Administrative Agent, assign and pledge all or any portion of its Commitment and the Loans owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Bank from its obligations hereunder. Notwithstanding the foregoing, in connection with any such pledge of such Loans to the Federal Reserve Bank, any Bank may request that such Loans be evidenced by a note or notes in form and substance satisfactory to such Bank and the Company.


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



                  SECTION 8.12. Confidentiality. Each Bank agrees to exercise its best efforts to keep any information delivered or made available by the Company to it (including any information obtained pursuant to Section 5.01(e)) which is clearly indicated to be confidential information, confidential from anyone other than Persons employed or retained by such Bank or any of its Affiliates who are or are expected to become engaged in evaluating, approving, structuring or administering the Loans; provided that nothing herein shall prevent any Bank from disclosing such information (a) to any other Bank; (b) pursuant to subpoena or upon the order of any court or administrative agency;
(c) upon the request or demand of any regulatory agency or authority having jurisdiction over such Bank; (d) which has been publicly disclosed; (e) to the extent reasonably required in connection with any litigation to which the Administrative Agent, any Bank, the Company or their respective Affiliates may be a party; (f) to the extent reasonably required in connection with the exercise of any remedy hereunder; (g) to such Bank's legal counsel and independent auditors; and (h) to any actual or proposed participant or assignee of all or part of its rights hereunder which has agreed in writing to be bound by the provisions of this Section 8.12.

                  SECTION 8.13. Separability. Should any clause, sentence, paragraph or Section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

                  SECTION 8.14. Limitation by Law. All waivers, indemnities and rights provided in this Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Agreement are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid or unenforceable, in whole or in part.

                  SECTION 8.15. Independence of Covenants. All covenants contained in this Agreement shall be given independent effect so that if a particular action or condition is not permitted by any such covenant, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default or Event of Default if such action is taken or condition exists.

                  SECTION 8.16. Judgment. The obligations of the Company in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum

                                                            Amended and Restated
                                                                Credit Agreement
                                      -61-
originally due to the Applicable Creditor in the Agreement Currency, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of the Company contained in this Section 8.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  SECTION 8.17. SUBMISSION TO JURISDICTION; WAIVER OF IMMUNITIES. (a) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND THE FEE LETTER MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS WITH RESPECT TO ANY SUCH ACTION OR PROCEEDING. THE COMPANY HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CORPORATION SERVICE COMPANY, WITH OFFICES ON THE DATE HEREOF AT 80 STATE STREET, ALBANY, NEW YORK 12201, AS ITS DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE COMPANY AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN THE STATE OF NEW YORK ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT ITS ADDRESS PROVIDED IN SECTION 8.02, SUCH SERVICE TO BECOME EFFECTIVE THIRTY DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

                  (b) TO THE EXTENT THAT THE COMPANY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY (SOVEREIGN OR OTHERWISE) FROM ANY LEGAL ACTION, SUIT OR PROCEEDING, FROM JURISDICTION OF ANY COURT OR FROM SET-OFF OR ANY LEGAL PROCESS (WHETHER SERVICE OF NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF

                                                            Amended and Restated
                                                                Credit Agreement
                                      -62-

EXECUTION OF JUDGMENT, EXECUTION OF JUDGMENT OR OTHERWISE) WITH RESPECT TO ITSELF OR ANY OF ITS PROPERTY, THE COMPANY HEREBY IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT. THE COMPANY HEREBY AGREES THAT THE WAIVERS SET FORTH IN THIS SECTION
8.17 SHALL HAVE THE FULLEST EFFECT PERMITTED UNDER THE FOREIGN SOVEREIGN IMMUNITIES ACT OF 1976 OF THE UNITED STATES OF AMERICA AND ARE INTENDED TO BE IRREVOCABLE AND NOT SUBJECT TO WITHDRAWAL FOR PURPOSES OF SUCH ACT.

                  SECTION 8.18. Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Assignment and Acceptances, if any, and the Fee Letter embody the entire agreement and understanding among the Company, the Administrative Agent and the Banks relating to the subject matter hereof and thereof and supersede all prior proposals, agreements and understandings relating to such subject matter.

                  SECTION 8.19. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


                                                            Amended and Restated
                                                                Credit Agreement

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                          SERVICE CORPORATION INTERNATIONAL



                                          By:
                                             -----------------------------------
                                          Name:  Todd A. Matherne
                                          Title: Senior Vice President
                                                 and Treasurer






                                                            Amended and Restated
                                                                Credit Agreement

                                          THE CHASE MANHATTAN BANK,
                                          as Administrative Agent


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:






                                                            Amended and Restated
                                                                Credit Agreement

                                      BANKS

                                          ABN AMRO BANK N.V.



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          Three Riverway, Suite 1700
                                          Houston, Texas 77056
                                          Telecopy No.: (713) 629-7533


                                          Domestic Lending Office
                                          ABN AMRO Bank N.V.
                                          208 South LaSalle Street
                                          Suite 1500
                                          Chicago, Illinois 60603
                                          Attn: Credit Administration
                                          Telephone: (312) 992-5118
                                          Telecopy No.: (312) 992-5111

                                          Eurodollar Lending Office
                                          ABN AMRO Bank N.V.
                                          208 South LaSalle Street
                                          Suite 1500
                                          Chicago, Illinois 60603
                                          Attn: Credit Administration
                                          Telephone: (312) 992-5118
                                          Telecopy No.: (312) 992-5111


                                                            Amended and Restated
                                                                Credit Agreement

                                          BANQUE NATIONALE DE PARIS,
                                          HOUSTON AGENCY



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          333 Clay Street, Suite 3400
                                          Houston, Texas 77002

                                          Telecopy No.: (713) 659-1414

                                          Domestic Lending Office
                                          Banque Nationale De Paris,
                                          Houston Agency
                                          333 Clay Street, Suite 3400
                                          Houston, Texas 77002
                                          Attn: Donna Rose
                                          Telecopy No.: (713) 659-1414

                                          Eurodollar Lending Office
                                          Banque Nationale De Paris,
                                          Houston Agency
                                          333 Clay Street, Suite 3400
                                          Houston, Texas 77002
                                          Attn: Donna Rose
                                          Telecopy No.: (713) 659-1414



                                                            Amended and Restated
                                                                Credit Agreement

                                          BANK ONE, TEXAS, NA



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          910 Travis Street, 7th Floor
                                          Houston, Texas 77002

                                          Telecopy No.: (713) 751-6199

                                          Domestic Lending Office
                                          Bank One, Texas, NA
                                          910 Travis Street, 7th Floor
                                          Houston, Texas 77002
                                          Telecopy No.: (713) 751-6199

                                          Eurodollar Lending Office
                                          Bank One, Texas, NA
                                          910 Travis Street, 7th Floor
                                          Houston, Texas 77002


                                                            Amended and Restated
                                                                Credit Agreement

                                          CITIBANK, N.A.



                                          By:
                                            ------------------------------------
                                          Name:
                                          Title:


                                          400 Perimeter Center Terrace
                                          Suite 600
                                          Atlanta, Georgia 30346

                                          Telecopy No.: (770) 668-8137

                                          Domestic Lending Office
                                          Citibank, N.A.
                                          399 Park Avenue, 10th Floor, Zone 7
                                          New York, New York 10043


                                          Eurodollar Lending Office
                                          Citibank, N.A.
                                          399 Park Avenue, 10th Floor, Zone 7
                                          New York, New York 10043



                                                            Amended and Restated
                                                                Credit Agreement

                                          COMMERZBANK AKTIENGESELLSCHAFT,
                                          ATLANTA AGENCY



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:



                                          By:
                                            ------------------------------------
                                          Name:
                                          Title:


                                          Promenade Two, Suite 3500
                                          1230 Peachtree Street, N.E.
                                          Atlanta, Georgia 30309

                                          Telecopy No.: (404) 888-6539

                                          Domestic Lending Office
                                          Commerzbank Aktiengesellschaft,
                                          Atlanta Agency
                                          Promenade Two, Suite 3500
                                          1230 Peachtree Street, N.E.
                                          Atlanta, Georgia 30309
                                          Attn: David Suttles - AVP
                                          Telecopy No.: (404) 888-6539

                                          Eurodollar Lending Office
                                          Commerzbank Aktiengesellschaft,
                                          Atlanta Agency
                                          Promenade Two, Suite 3500
                                          1230 Peachtree Street, N.E.
                                          Atlanta, Georgia 30309
                                          Attn: David Suttles - AVP
                                          Telecopy No.: (404) 888-6539



                                                            Amended and Restated
                                                                Credit Agreement

                                          CREDIT LYONNAIS NEW YORK BRANCH



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          1301 Avenue of the Americas
                                          New York, New York 10019

                                          Telecopy No.: (212) 954-3312

                                          Domestic Lending Office
                                          Credit Lyonnais New York Branch
                                          1301 Avenue of the Americas
                                          New York, New York 10019
                                          Telecopy No.: (212) 954-3312

                                          Eurodollar Lending Office
                                          Credit Lyonnais New York Branch
                                          1301 Avenue of the Americas
                                          New York, New York  10019
                                          Telecopy No.: (212) 954-3312


                                          with notices to:
                                          Credit Lyonnais
                                          Dallas Representative Office
                                          2200 Ross Avenue, Suite 4400W
                                          Dallas, Texas 75201



                                                            Amended and Restated
                                                                Credit Agreement

                                          LLOYDS TSB BANK plc



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          Lloyds TSB Bank plc, Miami
                                          One Biscayne Tower, Suite 3200
                                          2 South Biscayne Boulevard
                                          Miami, Florida 33131

                                          Domestic Lending Office
                                          Lloyds TSB Bank plc, Miami
                                          One Biscayne Tower, Suite 3200
                                          2 South Biscayne Boulevard
                                          Miami, Florida 33131

                                          Eurodollar Lending Office
                                          Lloyds TSB Bank plc, Miami
                                          One Biscayne Tower, Suite 3200
                                          2 South Biscayne Boulevard
                                          Miami, Florida 33131



                                                            Amended and Restated
                                                                Credit Agreement

                                          MORGAN GUARANTY TRUST
                                          COMPANY OF NEW YORK



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          60 Wall Street
                                          New York, New York 10260-0060

                                          Telecopy No.: (212) 648-5249

                                          Domestic Lending Office
                                          Morgan Guaranty Trust
                                          Company of New York
                                          60 Wall Street
                                          New York, New York 10260-0060
                                          Telecopy No.: (212) 648-5249

                                          Eurodollar Lending Office
                                          Morgan Guaranty Trust
                                          Company of New York
                                          60 Wall Street
                                          New York, New York 10260-0060
                                          Telecopy No.: (212) 648-5249



                                                            Amended and Restated
                                                                Credit Agreement

                                          BANK OF AMERICA, N.A.
                                          f/k/a NationsBank, N.A.


                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          700 Louisiana, 8th Floor
                                          Houston, Texas 77002

                                          Telecopy No.: (713) 247-6360

                                          Domestic Lending Office
                                          Bank of America, N.A.
                                          f/k/a NationsBank, N.A.
                                          101 North Tryon Street
                                          Charlotte, NC 28255
                                          Attn: Matthew Menz
                                          Telecopy No.: (704) 409-0083

                                          Eurodollar Lending Office
                                          Bank of America, N.A.
                                          f/k/a NationsBank, N.A.
                                          101 North Tryon Street
                                          Charlotte, NC 28255
                                          Attn: Matthew Menz
                                          Telecopy No.: (704) 409-0083



                                                            Amended and Restated
                                                                Credit Agreement

                                          ROYAL BANK OF CANADA



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:

                                          12450 Greenspoint Drive, Suite 1450
                                          Houston, Texas 77060

                                          Telecopy No.: (281) 874-0081

                                          Domestic Lending Office
                                          Royal Bank of Canada
                                          1 Liberty Plaza
                                          New York, New York 10006
                                          Telecopy No.: (212)428-2372

                                          Eurodollar Lending Office
                                          Royal Bank of Canada
                                          1 Liberty Plaza
                                          New York, New York 10006
                                          Telecopy No.: (212) 428-2372



                                                            Amended and Restated
                                                                Credit Agreement

                                          SOCIETE GENERALE



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          181 West Madison, Suite 3400
                                          Chicago, Illinois 60602

                                          Telecopy No.: (312) 578-5099

                                          Domestic Lending Office
                                          Societe Generale
                                          181 West Madison, Suite 3400
                                          Chicago, Illinois 60602
                                          Telecopy No.: (312) 578-5099

                                          Eurodollar Lending Office
                                          Societe Generale
                                          181 West Madison, Suite 3400
                                          Chicago, Illinois 60602
                                          Telecopy No.: (312) 578-5099



                                                            Amended and Restated
                                                                Credit Agreement

                                          CHASE BANK OF TEXAS,
                                          NATIONAL ASSOCIATION



                                          By:
                                             -----------------------------------
                                                   Michael Ondruch
                                                   Vice President


                                          712 Main Street
                                          Houston, Texas 77002
                                          Telecopy No.: (713) 216-6004
                                          Telephone No.: (713) 216-5324
                                          Attention: Michael Ondruch

                                          Domestic Lending Office
                                          Chase Bank of Texas,
                                          National Association
                                          712 Main Street
                                          Houston, Texas 77002
                                          Telecopy No.: (713) 216-6004

                                          Eurodollar Lending Office
                                          Chase Bank of Texas,
                                          National Association
                                          712 Main Street
                                          Houston, Texas 77002
                                          Telecopy No.: (713) 216-6004



                                                            Amended and Restated
                                                                Credit Agreement

                                          UBS AG, STAMFORD BRANCH



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:



                                          By:
                                             -----------------------------------
                                          Name:
                                          Title:


                                          677 Washington Blvd.
                                          6 North
                                          Stamford, Connecticut 06901
                                          Telecopy No.: (203) 719-3898

                                          Domestic Lending Office
                                          UBS AG, Stamford Branch
                                          677 Washington Blvd.
                                          Stamford, Connecticut 06901
                                          Telecopy No.: (203) 719-3898

                                          Eurodollar Lending Office
                                          UBS AG, Stamford Branch
                                          677 Washington Blvd.
                                          6 North
                                          Stamford, Connecticut 06901
                                          Telecopy No.: (203) 719-3898



                                                            Amended and Restated
                                                                Credit Agreement

                                     ANNEX I

                                   COMMITMENTS



Chase Bank of Texas, National Association                              $        88,474,576.28

ABN AMRO Bank N.V.                                                     $        41,758,474.58

Bank of America, N.A., f/k/a NationsBank, N.A.                         $        60,000,000.00

Bank One, Texas, NA                                                    $        41,758,474.58

Banque Nationale de Paris, Houston Agency                              $        15,000,000.00

Citibank, N.A.                                                         $        55,677,966.10

Commerzbank Aktiengesellshaft, Atlanta Agency                          $        41,758,474.58

Credit Lyonnais New York Branch                                        $        55,677,966.10

Lloyds TSB Bank plc                                                    $        23,199,152.53

Morgan Guaranty Trust Company of New York                              $        74,237,288.14

Royal Bank of Canada                                                   $        23,199,152.53

Societe Generale                                                       $        37,500,000.00

UBS AG, Stamford Branch                                                $        41,758,474.58
                                                                       ----------------------

                                                 TOTAL                 $       600,000,000.00


                                                            Amended and Restated
                                                                Credit Agreement